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Filed Pursuant to Rule 424(b)(4)
File Number 333-121791

Prospectus Supplement to Prospectus dated January 12, 2005.

$200,000,000

Protective Life Corporation

7.25% Capital Securities due 2066

            This is an offering by Protective Life Corporation of $200,000,000 of its 7.25% Capital Securities due 2066, which we refer to as "subordinated debt securities" in the accompanying base prospectus and as the "capital securities" in this prospectus supplement. The capital securities are junior subordinated debentures issued by Protective Life Corporation under a subordinated indenture. Interest on the capital securities will accrue from the issue date until maturity at a fixed rate equal to 7.25% per year. Such fixed interest rate on the capital securities will be payable in arrears quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006, subject to our right or, in certain circumstances, requirement to defer interest payments as described in this prospectus supplement under "Description of the Capital Securities."

            We may redeem the capital securities in whole or in part at their aggregate principal amount, together with any accrued and unpaid interest, on or after June 30, 2011, for cash in an amount equal to 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on the capital securities to the date of redemption, which amount we refer to as the "par redemption amount".

            Prior to June 30, 2011, we may redeem the capital securities in whole, but not in part, and only upon the occurrence of a "tax event," as defined in this prospectus supplement, for cash in an amount equal to the par redemption amount. See "Description of the Capital Securities — Redemption."

            The capital securities will be issued in denominations of $25 and integral multiples of $25, will be our junior subordinated unsecured obligations and will rank junior to our existing senior indebtedness, as defined in this prospectus supplement, and any other senior indebtedness that we or any of our subsidiaries incur in the future.

            As further described in this prospectus supplement, if we have optionally deferred interest payments for a period of more than five consecutive years or if we have failed to satisfy certain financial tests, which failure we refer to as a "trigger event," and such failure continues for more than one year, we will be required to make commercially reasonable efforts to sell common stock and to pay interest on the capital securities only from the net proceeds of those sales. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full. In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for interest that is unpaid as a result of certain consequences of a trigger event (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism (as described herein) to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's capital securities. The capital securities will not be subject to redemption at the option of the holder or to any sinking fund payments.

            We have applied to list the capital securities on the New York Stock Exchange under the symbol "PLPrD". Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days of the date of the initial delivery of the capital securities.

            See "Risk Factors" beginning on page S-8 of this prospectus supplement to read about important factors you should consider before buying the capital securities.

            Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Capital Security	Total
Initial public offering price(1)	$25.00	$200,000,000
Underwriting discounts and commissions(2)	$0.78	$6,242,500
Proceeds, before expenses, to Protective(1)	$24.22	$193,757,500

(1)
The initial public offering prices set forth above do not include accrued interest, if any. Interest on the capital securities will accrue from July 3, 2006 and must be paid by the purchasers if the capital securities are delivered after such date.

(2)
Protective will pay total underwriting commissions of $6,242,500, which is $0.78 per capital security on average: For resales to retail investors, the underwriting commission will be $0.7875 per capital security, and for resales to certain institutions, the underwriting commission will be $0.50 per capital security.

            The underwriters expect to deliver the capital securities in book-entry form only through the facilities of The Depository Trust Company on or about July 3, 2006.

Joint Bookrunners
Goldman, Sachs & Co.	Merrill Lynch & Co.	Wachovia Securities
(Sole Structuring Coordinator)
Senior Co-Managers
Citigroup	Morgan Stanley	UBS Investment Bank

Prospectus Supplement dated June 28, 2006.

FORWARD-LOOKING INFORMATION

          This prospectus supplement, the accompanying base prospectus and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective's current view with respect to future events and financial performance. The words "believe", "expect", "estimate", "project", "budget", "forecast", "anticipate", "plan", and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective nor any of its agents can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective and its agents shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of capital securities and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, the information contained in this prospectus supplement prevails.

          You should rely only on information contained in this prospectus supplement and the accompanying base prospectus or information to which we have referred you. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Protective is not, and any of its agents are not, making an offer to sell the securities in any jurisdiction where the offer to sell the securities is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those respective documents only. Protective's business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

          Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to "Protective," "we," "us" and "our" or similar terms are to Protective Life Corporation, without its subsidiaries.

SUMMARY

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

Protective

          Protective is a holding company whose subsidiaries provide financial services through the production, distribution and administration of insurance and investment products. Protective had consolidated revenues of $2.1 billion for the year ended December 31, 2005, and $593 million for the three-month period ended March 31, 2006. As of March 31, 2006, Protective had consolidated assets of $28.9 billion. Protective Life Insurance Company, founded in 1907, is our principal operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and our telephone number is (205) 268-1000.

Recent Developments

          On February 7, 2006, Protective Life Insurance Company signed a definitive agreement to acquire from JPMorgan Chase & Co. the stock of five life insurance companies that manufacture and distribute traditional life insurance and annuities products and four related non-insurance companies (together, the "Chase Insurance Group"). The transaction is subject to certain regulatory approvals (which have been obtained) and is currently expected to close during the third quarter of 2006. We provide a more detailed description of the acquisition of the Chase Insurance Group under "Acquisition of the Chase Insurance Group," "Selected Historical Financial Data of the Chase Insurance Group" and "Unaudited Pro Forma Condensed Combined Financial Information" in this prospectus supplement.

The Offering

Issuer	Protective Life Corporation.
Securities
7.25% Capital Securities due 2066 (the "capital securities"). The capital securities will be junior subordinated debentures which we will issue under our Subordinated Indenture dated as of June 1, 1994 between us and The Bank of New York (as successor to AmSouth Bank, N.A.), as subordinated indenture trustee, as supplemented by a Supplemental Indenture between us and the subordinated indenture trustee. The capital securities will be issued in denominations of $25 principal amount and integral multiples of $25.
Aggregate Principal Amount	$200,000,000.
Maturity Date	The capital securities will mature on June 30, 2066.
Interest
Subject to certain requirements during any optional deferral period or following a trigger event, as described below, interest on the capital securities will accrue from the issue date to but not including the maturity date or earlier redemption at an annual rate of 7.25%, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006.

Use of Proceeds
We estimate that, after deducting expenses and underwriting discounts and commissions, our net proceeds from this offering will be approximately $193,057,500. We anticipate that we will contribute a majority of the net proceeds from this offering to Protective Life Insurance Company to finance a portion of the purchase price of its pending acquisition of the Chase Insurance Group and use the balance of the net proceeds for general corporate purposes.
Ratings	Moody's: Baa2 (Stable)Fitch: BBB+(Stable)
Standard & Poor's: BBB (Stable)A.M. Best: bbb+(Stable)

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the capital securities should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.
Redemption
We may redeem the capital securities on or after June 30, 2011, in whole or in part at a cash redemption price equal to the par redemption amount, as defined herein. However, if the capital securities are not redeemed in whole, we may not effect such redemption unless at least $50 million aggregate principal amount of the capital securities, excluding any capital securities held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

Additionally, we may, at our option, redeem the capital securities prior to June 30, 2011, if a "tax event" has occurred, as defined herein. Such redemption must be in whole and not in part at a cash redemption price equal to the par redemption amount. See "Description of the Capital Securities — Redemption."
Capital Replacement
We intend that, to the extent that the capital securities provide us with equity credit at the time of repayment at maturity or earlier redemption, we will repay the principal amount of the capital securities at maturity or upon such redemption with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by us or our subsidiaries to third-party purchasers, other than a subsidiary, of securities, for which we will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the capital securities at the time of such repayment or redemption.

Optional Deferral
So long as no event of default with respect to the capital securities or trigger event, as described below, has occurred and is continuing, we may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to five years. During that five-year period, we may pay deferred interest out of any source of funds. Deferred interest will continue to accrue and compound quarterly to the extent permitted by applicable law, at the rate of interest. If interest remains unpaid after five years of optional deferral, the alternative coupon satisfaction mechanism described below in this summary under "— Alternative Coupon Satisfaction Mechanism" will apply, with the consequence, among others, that we must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell common stock to satisfy our interest payment obligations. If such efforts are successful, we must pay optionally deferred interest out of the net proceeds from the sale of common stock on the next succeeding interest payment date following such five-year period, but we cannot pay such optionally deferred interest from sources other than the net proceeds from the sale of common stock. Additionally, during any optional deferral period the restrictions on payment by us of dividends and other distributions on capital stock described below in this summary under "— Payment Restrictions" will apply. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full.

Upon the termination of any optional deferral period and the payment of all amounts then due, we may commence a new optional deferral period, subject to the above requirements. There is no limit to the number of such new optional deferral periods that we may begin. See "Description of the Capital Securities — Optional Deferral of Interest."
Trigger Event
If we fail to meet the capital adequacy or net income and shareholders' equity levels specified under "Description of the Capital Securities — Trigger Event" as of any interest payment date, a "trigger event" will have occurred. A "trigger period" is a period commencing upon the occurrence of a trigger event and continuing until the first interest payment date thereafter on which payment of interest is not restricted because of the occurrence of a trigger event. The subordinated indenture provides that if as of an interest payment date (and regardless of whether a notice of an optional deferral has been delivered) a trigger event has occurred and a trigger period caused thereby is continuing, the alternative coupon satisfaction mechanism described in this summary under "— Alternative Coupon Satisfaction Mechanism" will apply.

Any interest that is accrued and unpaid during a period when a trigger event has occurred and a trigger period caused thereby is continuing will continue to accrue and compound quarterly, to the extent permitted by applicable law, at the rate of interest applicable to the capital securities, and the restrictions on payment by us of dividends and other distributions on capital stock described below in this summary under "— Payment Restrictions" will apply. For more information, see "Description of the Capital Securities — Trigger Event" and "— Consequences of a Trigger Event."

Alternative Coupon Satisfaction Mechanism

On any interest payment date during the period commencing upon the occurrence of a trigger event and continuing until the related trigger period is no longer continuing (regardless of whether notice of an optional deferral has been delivered), we may satisfy our obligation to pay interest on the capital securities only to the extent of net proceeds from the sale of common stock received by us during the 180 days prior to such interest payment date (and designated by Protective at or before the time of such sale as available to pay interest on the capital securities) or received by us after such interest payment date, and we may not pay interest on any such interest payment date (other than interest that had accrued during an optional deferral period of less than five years and prior to the occurrence of a trigger event, which may remain unpaid or be paid out of any source of funds) except to the extent of such net proceeds from the sale of common stock.
If:
	•	we have optionally deferred interest payments otherwise due on the capital securities for a period of more than five years, or
•
a trigger event has occurred and the related trigger period has continued for more than one year (regardless of whether notice of an optional deferral has been delivered), then we must make commercially reasonable efforts to satisfy our obligation to pay interest in full on the capital securities (subject to the limitations described below)

by selling common stock, the sale of which will provide a cash amount to be paid to the holders of the capital securities in satisfaction of accrued and unpaid interest, together with any compounded interest. Such obligation will continue until all unpaid interest has been paid in full (subject to the limitations described below). Our obligation to make commercially reasonable efforts to sell common stock to satisfy our obligation to pay interest is subject to market disruption events (as defined herein), does not apply to interest that has accrued during an optional deferral period of less than five years or during the first year after occurrence of a trigger event, and does not apply if an event of default with respect to the capital securities has occurred and is continuing. The net proceeds received by us from the sale of common stock (i) during the 180 days prior to any interest payment date on which we are required to use the alternative coupon satisfaction mechanism and (ii) designated by us at or before the time of such sale as available to pay interest on the capital securities will, at the time such proceeds are delivered to the subordinated indenture trustee to satisfy the relevant interest payment, be deemed to satisfy our obligations to pay interest on the capital securities pursuant to the alternative coupon satisfaction mechanism.

Payment Restrictions
On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral, the consequences of a trigger event or otherwise, we will not declare or pay any dividends or any distributions on, or make any payments of interest, principal or premium, or any guarantee payments on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, debt securities that rank equal or junior to the capital securities or guarantees that rank equal or junior to the capital securities, other than pro rata payments on debt securities and guarantees that rank equally with the capital securities and except for certain exceptions detailed in "Description of the Capital Securities — Certain Restrictions during Optional Deferral Periods or Following a Trigger Event."
Subordination
The payment of principal of and interest on the capital securities, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all present and future senior indebtedness, as described in "Description of the Capital Securities — Subordination," and will be effectively subordinated to all indebtedness of our subsidiaries.

The subordinated indenture places no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.
Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid as a result of certain consequences of a trigger event (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's capital securities.

Events of Default	The subordinated indenture will provide the following events of default with respect to the capital securities:
•
default for 30 calendar days in the payment of any interest on the capital securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional deferral period or when the alternative coupon satisfaction mechanism applies;

•
any non-payment of interest, whether due to an optional deferral, during a trigger period or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full;
•	default in the payment of the principal of, and premium, if any, on the capital securities when due; or
•	certain events of bankruptcy, insolvency, or receivership, whether voluntary or not.
The subordinated indenture does not include as an event of default failure to comply with covenants, including the alternative coupon satisfaction mechanism.
Material U.S. Federal Income Tax Consequences

A holder will generally take into account interest on the capital securities at the time it is accrued or received, in accordance with such holder's method of accounting for U.S. federal income tax purposes. During any deferral period, a holder will be required to include interest in income as it accrues, regardless of such holder's method of accounting for U.S. federal income tax purposes, using a constant yield method. Consequently, holders of capital securities would be required to include interest in income even though no cash payments would be made during the deferral period. See "Material U.S. Federal Income Tax Consequences."
Form
The capital securities will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the capital securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC.
Trustee and Principal Paying Agent	The Bank of New York.
Governing Law	New York.
Listing
We have applied to list the capital securities on the New York Stock Exchange under the symbol "PLPrD". Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days of the date of the initial delivery of the capital securities. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

RISK FACTORS

          Your investment in the capital securities will involve certain risks described below. However, this prospectus supplement and the accompanying base prospectus do not describe all of the risks involving an investment in securities of Protective. You should also read the Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006. You should note, however, that the business, financial condition, results of operations and prospects of Protective may have changed since the respective dates of those reports.

          In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and pay special attention to the following discussion of risks before deciding whether an investment in the securities is suitable for you. The capital securities will not be an appropriate investment for you if you are not knowledgeable about significant features of the securities or financial matters in general. You should not purchase the capital securities unless you understand, and know that you can bear, these investment risks.

Risks Related to the Ownership of the Capital Securities

We may elect to defer interest payments on the capital securities.

          So long as no event of default with respect to the capital securities or trigger event, as described below, has occurred and is continuing, we may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to five years. During that five-year period, we may pay deferred interest out of any source of funds. If interest remains unpaid after five years of optional deferral, the alternative coupon satisfaction mechanism described below under "Description of the Capital Securities — Alternative Coupon Satisfaction Mechanism" will apply, with the consequences, among others, that we must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell common stock as described under "Description of the Capital Securities — Alternative Coupon Satisfaction Mechanism" and may pay optionally deferred interest only out of the net proceeds from the issuance of common stock. Additionally, during any optional deferral period the restrictions on payment by us of dividends and other distributions on capital stock as described under "Description of the Capital Securities — Certain Restrictions during Optional Deferral Periods or Following a Trigger Event" will apply. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full. Upon termination of any optional deferral period and the payment of all amounts then due, we may commence a new optional deferral period, subject to certain requirements. There is no limit to the number of such new optional deferral periods that we may begin. See "Description of the Capital Securities — Optional Deferral of Interest." Holders of the capital securities are subject to the risk that we will not be able to pay the capital securities following deferral, or that such payments, if made, will not adequately compensate them for not having been paid on the interest payment dates.

We will be required to pay interest on the capital securities with proceeds from the issuance of common stock if we fail to achieve specified capital adequacy or net income and shareholders' equity levels.

          If we fail to achieve specified capital adequacy or net income and shareholders' equity levels, a trigger event will occur and, if it continues for more than one year, we will only be able to make interest payments in accordance with the alternative coupon satisfaction mechanism, as described under "Description of the Capital Securities — Alternative Coupon Satisfaction Mechanism."

We may not be able to sell common stock when and in the amount necessary to pay interest on the capital securities.

          Our ability to raise proceeds by issuing common stock after five years of optional deferral or a trigger period continuing more than one year will depend on, among other things, market conditions at the time, the acceptability to prospective investors of the terms of the common stock issued, our financial performance and a variety of other factors beyond our control, including our ability to obtain any required consents or approvals, such as any corporate, stockholder, governmental or regulatory authorization that may be required. Accordingly, there could be circumstances in which we would wish to or be required to pay interest on the capital securities and sufficient cash is available for that purpose, but we cannot do so because we have not been able to obtain proceeds from sales of common stock sufficient for that purpose. For example, we will not be obligated to make commercially reasonable efforts to satisfy our obligation to pay all unpaid interest on the capital securities by selling common stock up to our shares available for issuance when the alternative coupon satisfaction mechanism applies if a market disruption event has occurred and for so long as it continues, as described under "Description of the Capital Securities — Alternative Coupon Satisfaction Mechanism." Additionally, if the number of shares of our common stock necessary to raise sufficient proceeds to pay all unpaid interest would exceed our shares available for issuance as defined under that caption and consent of our shareholders to increase the amount of our authorized shares has not been obtained (our having used commercially reasonable efforts to obtain such consent) then no breach of our obligations under the alternative coupon satisfaction mechanism will occur by reason of our failure to sell common stock to raise sufficient proceeds to satisfy our obligation to pay unpaid interest.

Holders of the capital securities have limited rights to accelerate payments of the amounts due under the capital securities.

          Holders of the capital securities may accelerate payment of the capital securities only upon the occurrence and continuation of the following events:

  •
  default for 30 calendar days in the payment of any interest on the capital securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional deferral period, or when the alternative coupon satisfaction mechanism applies;

  •
  any non-payment of interest, whether due to an optional deferral, during a trigger period or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full;

  •
  default in the payment of the principal of, and premium, if any, on the capital securities when due; or

  •
  certain events of bankruptcy, insolvency or receivership, whether voluntary or not.

          A failure to comply with or breach of our other covenants in the subordinated indenture with respect to the capital securities (an "other covenant default"), including the covenants to sell common stock through the alternative coupon satisfaction mechanism to meet certain interest payment obligations, and to use our commercially reasonable efforts to seek consent of our shareholders to increase the number of our authorized shares of common stock if, at any date, our shares available for issuance will fall below the amount specified under "Description of the Capital Securities — Alternative Coupon Satisfaction Mechanism" will not result in the acceleration of payment of the capital securities. Although an other covenant default will not constitute an event of default, it will otherwise constitute a default under the subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any).

The aftermarket price of the capital securities may be discounted significantly if we defer interest payments or we are unable to pay interest.

          If we defer interest payments on the capital securities due to an optional deferral or we are unable to pay interest as a result of an optional deferral period of more than five years or certain consequences of a trigger event, you may be unable to sell your capital securities at a price that reflects the value of deferred amounts. To the extent a trading market develops for the capital securities, that market may not continue during such a deferral period or following a trigger event, or during periods in which investors perceive that there is a likelihood of a deferral or a trigger event, and you may be unable to sell capital securities at those times, either at a price that reflects the value of required payments under the capital securities or at all.

An active after-market for the capital securities may not develop.

          The capital securities constitute a new issue of securities with no established trading market. We cannot assure you that an active after-market for the capital securities will develop or be sustained or that holders of the capital securities will be able to sell their capital securities at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the capital securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Further, while we intend to list the capital securities on the New York Stock Exchange, listing of the capital securities will not necessarily ensure that an active trading market will be available. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

A classification by the National Association of Insurance Commissioners ("NAIC") may impact U.S. insurance investors and the value of the capital securities.

          The Securities Valuation Office (the "SVO") of the NAIC may from time to time classify securities in U.S. insurers' portfolios as either debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities classify as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We understand that the SVO is currently reviewing a number of securities for classification, some of which may have structural features similar to the capital securities offered hereby. We also are aware of several securities that have some features similar to the capital securities offered hereby and that the SVO, either definitively or preliminarily, has classified as common equity. In addition, on June 12, 2006, a task force of the NAIC determined that it would continue to review its classification of hybrid securities. For these reasons, there is a risk that the capital securities may be classified as common equity. The NAIC classification of an investment directly affects U.S. insurance company investors because it affects the capital required for such investment by such investors, but it is not determinative in any way in respect of other tax, accounting or legal considerations for investors generally. If the NAIC were to classify the capital securities as common equity, the willingness of U.S. insurance investors to hold the capital securities could be reduced, which in turn could reduce the price of the capital securities in any available after-market. As of the date hereof, the NAIC has not provided a view on the classification of the capital securities. There can be no assurance of the classification that the SVO will initially assign to the capital securities or that the capital securities will not be negatively reclassified by the SVO thereafter.

Interest payments on the capital securities may be deferred or delayed because of a market disruption event when the alternative coupon satisfaction mechanism applies and, in such case, holders of the capital securities will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

          If interest payments on the capital securities are deferred or delayed because of a market disruption event when the alternative coupon satisfaction mechanism applies, each holder will thereafter be required to accrue interest income in respect of the capital securities for U.S. federal income tax purposes using a constant yield method, regardless of such holder's method of accounting for such purposes, before such holder receives any cash payment attributable to such income. See "Material U.S. Federal Income Tax Consequences — United States Holders — Interest Income and Original Issue Discount."

We may redeem the capital securities prior to the maturity date and you may not be able to reinvest in a comparable security.

          We have the option to redeem the capital securities for cash, in whole or in part, from time to time on or after June 30, 2011. The redemption price will equal 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on the capital securities to the redemption date (the "par redemption amount"). Additionally, if a "tax event" (as defined herein) has occurred, we have the option to redeem the capital securities for cash, in whole, but not in part, prior to June 30, 2011 at a redemption price equal to the par redemption amount of the capital securities to be redeemed. See "Description of the Capital Securities — Redemption." In the event we choose to redeem your capital securities, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the capital securities.

The capital securities are effectively subordinated to almost all of our other indebtedness.

          Our obligations under the capital securities are subordinate and junior in right of payment to all of our senior indebtedness (including the senior notes and our junior subordinated notes underlying the trust preferred securities issued by statutory trusts), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the capital securities and certain other indebtedness, including indebtedness incurred in the ordinary course of business. This means that we cannot make any payments on the capital securities if we default on a payment of senior indebtedness and do not cure the default within the applicable grace period, if the holders of the senior indebtedness have the right to accelerate the maturity of the senior indebtedness and request that we cease payments on the capital securities or if the terms of our senior indebtedness otherwise restrict us from making payments to junior creditors.

          On a pro forma basis, our indebtedness as of March 31, 2006, after giving effect to this offering, would have been approximately $997.8 million, $797.8 million of which would be senior in priority to the capital securities. This senior indebtedness includes approximately $324.8 million of junior subordinated indebtedness that we issued to statutory trusts, which will rank senior to the capital securities and at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior debt securities. As of March 31, 2006, our subsidiaries had approximately $34.8 billion of outstanding liabilities on a pro forma basis that effectively ranks and would rank senior to our current and future senior debt securities and the capital securities, unless the senior debt securities are guaranteed on a senior basis by these subsidiaries. See "Risk Factors — Our ability to pay principal, interest and/or dividends on offered securities is limited" in the accompanying base prospectus."

          Due to the subordination provisions described in "Description of the Capital Securities — Subordination," in the event of our insolvency, funds which we would otherwise use to pay the holders of the capital securities will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the capital securities. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the capital securities.

          There are no terms in the subordinated indentures or the capital securities that limit our ability to incur additional indebtedness, and we expect from time to time to incur additional indebtedness constituting senior indebtedness.

Upon the occurrence of a bankruptcy, insolvency or receivership with respect to us, claims for payment may be limited.

          In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, a holder of capital securities will have no claim for interest that is unpaid as a result of certain consequences of a trigger event (including compounded interest) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's capital securities. See "Description of the Capital Securities — Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership."

          Moreover, the claims of capital security holders in a bankruptcy, insolvency or similar proceeding are subject to the broad equitable powers of the court. For example, although we do not believe such an argument should prevail, a party in interest in such a proceeding might argue that such holders should be treated as equity holders rather than creditors, and the court could rule in favor of such party. This could further limit or reduce any amounts that a holder of capital securities could receive in a bankruptcy, insolvency, receivership or similar proceeding.

General market conditions and unpredictable factors could adversely affect market prices for the capital securities.

          There can be no assurance about the market prices for the capital securities. Several factors, many of which are beyond our control, will influence the market value of the capital securities. Factors that might influence the market value of the capital securities include, but are not limited to:

  •
  whether interest payments have been made and are likely to be made on the capital securities from time to time;

  •
  our creditworthiness, financial condition, performance and prospects;

  •
  whether the ratings on the capital securities provided by any ratings agency have changed;

  •
  regulatory investment classifications of the capital securities for purposes of certain types of investors and whether those classifications have changed;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

          If you purchase capital securities, whether in this offering or in the secondary market, the capital securities may subsequently trade at a discount to the price that you paid for them.

We are not obligated to redeem the capital securities prior to their maturity date and could at a future date make a covenant in favor of a class or classes of our senior indebtedness restricting our right to redeem the capital securities.

          During the past year, a number of issuers have entered into covenants — generally called "declarations of covenant" or "replacement capital covenants" — in connection with their issuance of preferred stock or other junior securities. In the covenants, the issuers have agreed in favor of specified classes of "covered debt" not to redeem, or in some cases repurchase, such preferred stock or other junior securities except out of the proceeds from the issuance of other specified securities that have equity-like characteristics that are the same as or more equity-like than the characteristics of the subject securities at the time of redemption. In the future, we could choose to make such a covenant in favor of a specified class or classes of our senior indebtedness. If we were to make such a covenant, there could be circumstances where we would wish to redeem or repurchase some or all of the capital securities but be restricted from doing so because of the covenant. The entering into by us of such a covenant could adversely affect trading prices for the capital securities.

Risk Factors in Connection with the Pending Acquisition of the Chase Insurance Group

While we currently expect to consummate our pending acquisition of the Chase Insurance Group, its consummation is subject to customary closing conditions and cannot be assured. If consummated, we may not be able to achieve the expected results of the acquisition.

          On February 7, 2006, our wholly-owned subsidiary Protective Life Insurance Company ("Protective Life") signed a definitive agreement to acquire the Chase Insurance Group from JPMorgan Chase & Co. ("JPMC") and affiliates thereof. While this transaction is currently expected to close during the third quarter of 2006, the transaction is subject to customary closing conditions and there is no assurance it will be consummated. If the transaction is not consummated, we will use the proceeds of this offering for general corporate purposes. If consummated, integration of the Chase Insurance Group may be more expensive, more difficult, or take longer than expected. As discussed below, under "Acquisition of the Chase Insurance Group," the acquisition may have a different and more expensive purchase price, funding structure and net investment than currently contemplated. In addition, we may not achieve the returns projected from our analysis of the acquisition opportunity. As discussed below, the effects of purchase GAAP accounting on Protective's consolidated financial statements may be different than presented in this prospectus supplement. For a more detailed description of the acquisition of the Chase Insurance Group, see "Acquisition of the Chase Insurance Group," "Selected Historical Financial Data of the Chase Insurance Group" and "Unaudited Pro Forma Condensed Combined Financial Information" in this prospectus supplement.

The timing, purchase price and funding for the acquisition, and our net investment in the acquired companies, depend on regulatory approvals, third-party consents and other factors beyond our control and may vary significantly from the currently assumed timing, purchase price, funding and net investment discussed in this prospectus supplement.

          The timing of, the purchase price for, and the funding for our acquisition of the Chase Insurance Group, and our net investment in the Chase Insurance Group upon consummation of the acquisition, depend on various factors beyond our control and may vary significantly from the currently assumed timing, purchase price, funding and net investment discussed in this prospectus supplement under "Acquisition of the Chase Insurance Group" and "Unaudited Pro Forma Condensed Combined Financial Information." The principal factors resulting in this uncertainty are:

  •
  The aggregate purchase price of approximately $1.165 billion (which Protective Life is obligated to fund), which is equal to the estimated fair value of the Chase Insurance Group's net assets at June 30, 2006, will be reduced by Pre-Closing Dividends (as defined under "Acquisition of the Chase Insurance Group" in this prospectus supplement) to be paid by the acquired companies to JPMC on or prior to the closing. These Pre-Closing Dividends are subject to regulatory approvals, all of which have been obtained, subject to the transaction's consummation generally as described herein. We expect approximately $272 million of Pre-Closing Dividends to be paid resulting in an aggregate purchase price of approximately $893 million. If and to the extent this level of Pre-Closing Dividends does not occur, we would need to finance the short-fall by other sources and our net investment in the acquired companies would increase.

  •
  Protective Life has separate arrangements committing two third-party reinsurance groups to reinsure all of the variable annuity business and up to 49% of the remaining business of the acquired companies immediately following the closing of the acquisition of the Chase Insurance Group. If these reinsurance transactions are consummated as described below, the reinsurers are currently expected to pay the acquired companies ceding commissions aggregating approximately $228 million on an after-tax basis, which will be reflected in dividends to Protective Life to assist funding for the transaction and thereby reducing our net investment in the acquired companies. Consummation of each reinsurance transaction is subject to its own regulatory approvals (which have been obtained) and other closing conditions separate from the regulatory approvals and closing conditions applicable to the acquisition of the Chase Insurance Group. While we expect to execute the related reinsurance and coinsurance agreements immediately after the closing of the acquisition, there can be no assurance that both of these reinsurance transactions will be consummated in full, and Protective Life is obligated to purchase the Chase Insurance Group on the terms described herein even if none of such reinsurance transactions is consummated; in this event, we would need to finance a portion of the purchase price by other sources and our net investment in the acquired companies would increase. In addition, even if consummated, the aggregate amount of reinsurance to be obtained is subject to certain third-party consents. Based on third-party consents received to date, we currently expect to reinsure approximately 40% of the aggregate non-variable annuity business.

  •
  Availability of financing to Protective Life is not a condition to our obligation to close the acquisition. While we currently expect to obtain the foregoing funding amounts, we have arranged a bridge facility should such amounts not be achieved; while we do not currently anticipate utilizing the facility, any need to use it, and any permanent refinancing thereof, will add costs not reflected in this prospectus supplement.

  •
  We are obligated in certain circumstances to compensate JPMC for delays in consummation of the acquisition and our expenses in consummating the acquisition may exceed those currently anticipated. In addition, we currently anticipate that we will incur acquisition-related integration costs with respect to the Chase Insurance Group of approximately $42.4 million. We cannot assure that our actual integration costs will not be significantly higher than currently anticipated. Depending on the nature of these costs, they will either be included in the purchase price allocation or be treated as period costs and charged to our statement of income.

The unaudited pro forma condensed combined financial information in this prospectus supplement is based on assumptions that may turn out to be wrong.

          We have prepared the unaudited pro forma condensed combined financial information in this prospectus supplement to illustrate what our financial condition and our results of operations would have been if we had completed the acquisition of the Chase Insurance Group and the related reinsurance arrangements (as described above) as of the dates indicated in the pro forma financial statements. In preparing the pro forma financial statements, we have used certain assumptions which at the time of preparation we believed were reasonable, including the assumptions as to the level of pre-closing dividends and ceding commissions described above. However, we cannot assure you that any or all of our assumptions will be borne out. Our actual financial condition and our actual results of operations following the completion of the acquisition and the related reinsurance arrangements may be materially different than presented herein.

USE OF PROCEEDS

          We estimate that, after deducting expenses of approximately $700,000 and underwriting discounts and commissions, our net proceeds from this offering will be approximately $193,057,500. We anticipate that we will contribute a majority of the net proceeds from this offering to Protective Life to finance a portion of the purchase price of its pending acquisition of the Chase Insurance Group and use the balance of the net proceeds for general corporate purposes.

ACQUISITION OF THE CHASE INSURANCE GROUP

          On February 7, 2006, Protective Life, a wholly-owned subsidiary of Protective, entered into a Stock Purchase Agreement (which we refer to as the "Agreement") with JPMC and two of its wholly-owned subsidiaries (collectively, the "Sellers"). The Agreement is filed as an exhibit to our Current Report on Form 8-K dated February 13, 2006, and the following summary of the Agreement (as well as the guarantee discussed below) is qualified in its entirety by reference thereto.

          Pursuant to the Agreement, Protective Life has agreed to acquire from the Sellers the Chase Insurance Group, which consists of five insurance companies that manufacture and distribute traditional life insurance and annuity products and four related non-insurance companies (which collectively in this section we sometimes refer to as the "Acquired Companies"). Protective executed a guarantee in favor of the Sellers, by which Protective has unconditionally guaranteed the performance of Protective Life's obligations under the Agreement, related documents and the related transactions contemplated by the Agreement.

          The aggregate purchase price for the Acquired Companies is approximately $1.165 billion (which Protective Life is obligated to fund), which is equal to the estimated fair value of the Chase Insurance Group's net assets at June 30, 2006, and which will be reduced by dividends paid to the Sellers by the Acquired Companies on or prior to the closing date (which we refer to as the "Pre-Closing Dividends"). The payment and amount of Pre-Closing Dividends by these Acquired Companies is subject to separate regulatory approvals in their domicile states, all of which have been obtained, subject to the transactions consummation generally as described herein. We anticipate Pre-Closing Dividends aggregating approximately $272 million, resulting in a purchase price of approximately $893 million (i.e., $1.165 billion less $272 million). In addition, the purchase price is subject to post-closing adjustment payments from the Sellers or Protective Life, as the case may be, to reflect the final adjusted book value of the Acquired Companies.

          Protective Life has separate arrangements with Allmerica Financial Life Insurance and Annuity Company (which we refer to as "AFLIAC"), a subsidiary of The Goldman Sachs Group, Inc., committing it to reinsure to AFLIAC immediately following the closing of the acquisition 100% of the variable annuity business of the Acquired Companies, and with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (which collectively we refer to as the "Wilton Re Group") committing it to coinsure to the Wilton Re Group up to 49% of the remaining business of the Acquired Companies. These reinsurance transactions are each subject to regulatory approvals (which have been obtained) and closing conditions which are separate from the regulatory approvals required for, and other closing conditions to, Protective Life's acquisition of the Chase Insurance Group pursuant to the Agreement. While we expect to execute the related reinsurance and coinsurance agreements immediately after the closing of the acquisition, consummating these reinsurance transactions is not a condition to Protective Life's obligation to purchase the Chase Insurance Group from JPMC. The size of the Wilton Re Group co-insurance transaction is also subject to the obtaining of third-party consents. Based on third-party consents received to date, we currently expect reinsurance to the Wilton Re Group to be approximately 40% of the aggregate non-variable annuity business.

          While not assured, we presently anticipate that the principal Acquired Companies will receive, after taxes, ceding commissions (the "Ceding Commissions") of approximately $228 million, consisting of $65 million from AFLIAC and, based on third-party consents received to date, $163 million from the Wilton Re Group, and that the Acquired Companies will dividend approximately $318 million to Protective Life following closing of the reinsurance transactions (in effect funding a portion of the acquisition purchase price). While not assured, assuming Ceding Commissions and Pre-Closing Dividends at these levels, our net investment in the Acquired Companies would be approximately $575 million, i.e., the purchase price of $893 million less approximately $318 million in dividends from the Acquired Companies to Protective Life following the reinsurance transactions.

          The availability of financing to Protective Life is not a condition to our obligation to close the acquisition. Protective has obtained a commitment letter for a $750 million bridge financing facility from Goldman Sachs Credit Partners L.P. in the event it closes the acquisition of the Chase Insurance Group and the aggregate amount of the Pre-Closing Dividends, the Ceding Commissions and the amount raised in this offering make usage of such facility advisable or necessary. Protective will pay interest at an annual rate equal to LIBOR plus a margin of 30 basis points on amounts drawn under the facility. We currently do not expect it will be necessary to use the bridge financing facility.

          The closing of the acquisition pursuant to the terms of the Agreement is to occur on the first business day after the last calendar day of the month in which the last of the conditions to closing are satisfied or waived. Protective Life, however, has the right to delay closing of the acquisition for one month under certain circumstances. If Protective Life exercises this right to delay, the Sellers may elect between two alternative methods of calculating the purchase price, which is intended to compensate them for the delay: under the first alternative, the purchase price would be calculated based on adjusted book value as of the delayed closing date; and under the second alternative, the purchase price would be calculated as of the originally scheduled closing date with interest thereon accruing at a 6% annualized rate to the delayed closing date. In addition, if the insurance regulatory approvals that are conditions to closing of the acquisition have not been received by July 7, 2006 (or, if Protective Life elects to amend the applications for such insurance regulatory approvals, by September 5, 2006), the Sellers will be entitled to receive interest payments at a 6% annualized rate accruing from July 7 or September 5, 2006, as the case may be, on the amount of the purchase price calculated as of June 30 or August 31, 2006, respectively, until the closing or until the Agreement is terminated pursuant to its terms.

          The closing of the transactions contemplated by the Agreement is conditioned on, among other things, that the Acquired Companies shall not have experienced a material adverse change and other customary closing conditions.

CAPITALIZATION

          The following table sets forth our actual consolidated capitalization as of March 31, 2006, on a historical basis, and on an adjusted basis to give effect to this offering, without any adjustments to reflect the pending acquisition of the Chase Insurance Group, the related reinsurance arrangements or any other subsequent or anticipated events. The following data are qualified in their entirety by, and should be read in conjunction with, our consolidated financial statements and notes thereto incorporated in this prospectus supplement and the accompanying base prospectus by reference.

	March 31, 2006 (Unaudited)
	Actual	As Adjusted
	(in thousands)
Long-term senior debt:
Notes payable to banks	$58,500	$58,500
7.45% Medium-Term Notes, due 2011	9,852	9,852
4.30% Senior Notes, due 2013	250,000	250,000
4.875% Senior Notes, due 2014	150,000	150,000
Mortgage notes on investment real estate	4,680	4,680

Total long-term debt	$473,032	$473,032
Long-term subordinated debt:
7.50% Subordinated Debentures, due 2031	103,093	103,093
7.25% Subordinated Debentures, due 2032	118,557	118,557
6.125% Subordinated Debentures, due 2034	103,093	103,093

Total subordinated debt securities	$324,743	$324,743

Capital Securities to be offered	$—	$200,000

Total Debt	$797,775	$997,775
Share-owners' equity:
Preferred stock, $1 par value; shares authorized: 4,000,000, issued: none; Common stock, $.50 par value; shares authorized: 160,000,000, issued: 73,251,960	36,626	36,626
Additional paid-in capital	441,964	441,964
Treasury stock, at cost (3,366,616 shares)	(12,079)	(12,079)
Unallocated stock in Employee Stock Ownership Plan (377,616 shares)	(1,231)	(1,231)
Retained earnings	1,674,232	1,674,232
Accumulated other comprehensive income	(35,242)	(35,242)

Total share-owners' equity	$2,104,270	$2,104,270

Total Capitalization	$2,902,045	$3,102,045

SELECTED CONSOLIDATED FINANCIAL DATA OF PROTECTIVE

          The selected consolidated financial data of Protective and its subsidiaries at and for each of the years ended on December 31, 2005, 2004, 2003, 2002 and 2001 are derived from our audited financial statements for those years, and the selected consolidated financial data at and for the three months ended March 31, 2006 and 2005 are derived from our unaudited financial statements for those periods. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus and the pro forma financial information included in this prospectus supplement.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001(1)
	($ in thousands, except per share amounts)
INCOME STATEMENT DATA
Premiums and policy fees	$507,694	$468,514	$1,955,780	$1,821,094	$1,667,725	$1,561,717	$1,389,820
Reinsurance ceded	(280,670)	(282,152)	(1,226,857)	(1,125,646)	(934,435)	(751,396)	(771,151)
Net of reinsurance ceded	227,024	186,362	728,923	695,448	733,290	810,321	618,669
Net investment income	299,065	287,953	1,180,502	1,084,217	1,030,752	1,022,953	880,141
Realized investment gains (losses)
Derivative financial instruments	13,337	(6,368)	(30,881)	19,591	12,550	28,308	(1,114)
All other investments	5,153	27,878	49,393	28,305	58,064	910	(8,740)
Other income	48,536	44,284	181,267	161,014	122,869	100,196	120,647
Total revenues	593,115	540,109	2,109,204	1,988,575	1,957,525	1,962,688	1,609,603
Benefits and expenses	482,458	448,239	1,732,191	1,603,374	1,632,113	1,697,645	1,400,007
Income tax expense	38,520	31,787	130,446	134,820	108,362	87,688	68,538
Income (loss) from discontinued operations(1)	—	—	—	—	—	—	(30,522)
Change in accounting principle(2)	—	—	—	(15,801)	—	—	(7,593)

Net income	$72,137	$60,083	$246,567	$234,580	$217,050	$177,355	$102,943

PER SHARE DATA
Net income from continuing operations(3) — basic	$1.02	$0.85	$3.49	$3.56	$3.10	$2.54	$2.02
Net income — basic	1.02	0.85	3.49	3.34	3.10	2.54	1.48
Average shares outstanding — basic	70,752,202	70,474,337	70,562,186	70,299,470	70,033,288	69,923,955	69,410,525
Net income from continuing operations(3) — diluted	1.01	0.84	3.46	3.52	3.07	2.52	2.01
Net income — diluted	1.01	0.84	3.46	3.30	3.07	2.52	1.47
Average shares outstanding — diluted	71,559,255	71,273,760	71,350,541	71,064,539	70,644,642	70,462,797	69,950,173
Cash dividends	0.195	0.175	0.76	0.685	0.63	0.59	0.55
Share-owners' equity	30.11	30.52	31.35	31.19	29.02	25.06	20.42
BALANCE SHEET DATA
Total assets	$28,952,024	$27,863,074	$28,966,993	$27,211,378	$24,517,615	$21,893,403	$19,718,824
Total long-term debt	473,032	451,424	482,532	451,433	461,329	406,110	376,211
Total stable value contract and annuity account balances(4)	8,628,705	8,458,260	8,852,572	8,342,334	7,336,341	6,789,557	5,812,863
Liabilities related to variable interest entities	442,383	481,921	448,093	482,434	400,000	—	—
Subordinated debt securities	324,743	324,743	324,743	324,743	221,650	215,000	175,000
Share-owners' equity	2,104,270	2,124,402	2,183,660	2,166,327	2,002,144	1,720,702	1,400,144

(1)
Income from discontinued operations in 2001 includes loss on sale of discontinued operations and loss from discontinued operations, net of income tax.

(2)
Cumulative effect of change in accounting principle, net of income tax — amount in 2004 relates to SOP 03-1; amount in 2001 relates to FAS No. 133.

(3)
Net income excluding change in accounting principle and income (loss) from discontinued operations.

(4)
Includes stable value contract account balance and annuity account balances, which do not pose significant mortality risk.

          Certain reclassifications have been made in the previously reported financial information to make the prior period amounts comparable to those of the current period. Such reclassifications had no effect on previously reported net income or share-owners' equity.

Ratios of Earnings to Fixed Charges

          Our consolidated ratios of earnings to fixed charges and our consolidated earnings to fixed charges before interest credited on investment products for each of the five fiscal years ended December 31, 2005 and the three months ended March 31, 2006, are as follows:

		Year Ended December 31,
	Three Months Ended March 31, 2006
		2005	2004	2003	2002	2001
Ratio of Consolidated Earnings to Fixed Charges(1)	1.5	1.5	1.5	1.5	1.3	1.2
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	7.9	7.4	8.3	8.0	7.0	6.0

(1)
Protective calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income from continuing operations before income tax ("BT"), interest expense (which includes an estimate of the interest component of operating lease expense) ("I") and interest credited on investment products ("IP") by the sum of interest expense ("I") and interest credited on investment products ("IP"). The formula for this ratio is: (BT+I+IP)/(I+IP). Protective continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increases in earnings.

(2)
Protective calculates the ratio of "Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income from continuing operations before income tax ("BT") and interest expense ("I") by interest expense ("I"). The formula for this calculation, therefore, would be: (BT+I)/I.

SELECTED HISTORICAL FINANCIAL DATA OF THE CHASE INSURANCE GROUP

          The selected historical financial data of the Chase Insurance Group at and for the year ended December 31, 2005 are derived from the audited financial statements of the Chase Insurance Group for that year, and the selected historical financial data at and for the three months ended March 31, 2006 and 2005 are derived from the unaudited financial statements of the Chase Insurance Group for those periods, in each case as filed in Protective's Current Report on Form 8-K, dated June 26, 2006, and incorporated by reference into this prospectus supplement. The following data should be read in conjunction with those financial statements and the related notes thereto and the pro forma financial information contained in this prospectus supplement.

	Three Months Ended March 31,
			Year ended December 31, 2005
	2006	2005
	(in thousands)
INCOME STATEMENT DATA
Net premiums and policy fees	$62,667	$64,769	$214,017
Net investment income	92,300	82,083	339,451
Realized investment gains (losses)	(4,798)	7,764	6,933
Other income	7,264	14,116	43,398
Total revenues	157,433	168,732	603,799
Benefits and expenses	119,668	135,922	433,119
Income tax expense	13,232	13,183	64,949

Net income	$24,533	$19,627	$105,731

BALANCE SHEET DATA
Total assets	$9,097,342	$8,252,567	$8,792,717
Policyholder account balances	6,722,842	6,031,566	6,411,942
Share-owners' equity	988,109	986,883	1,038,321

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

          On February 7, 2006, Protective Life signed a definitive agreement to acquire from JPMC the Chase Insurance Group. The transaction is subject to certain regulatory approvals, which have been obtained, and is currently expected to close during the third quarter of 2006.

          The following unaudited pro forma condensed combined financial statements of Protective give effect to the acquisition and the related reinsurance arrangements as if they had been completed as of January 1, 2005, with respect to the pro forma results of operations data, and as of March 31, 2006, with respect to the pro forma balance sheet data. With respect to the reinsurance arrangements with the Wilton Re Group, the following unaudited pro forma condensed combined financial information assumes that the Wilton Re Group will coinsure approximately 40% of the aggregate non-variable annuity business of the Acquired Companies. The unaudited pro forma condensed combined financial information also gives effect to the issuance of the capital securities we are offering hereby to finance the acquisition as if it had occurred on January 1, 2006 and January 1, 2005, respectively. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to finance the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results.

          The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto and (1) our unaudited consolidated financial statements for the quarterly period ended March 31, 2006 in our Quarterly Report on Form 10-Q, and our audited consolidated financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-K, as well as (2) the Chase Insurance Group's unaudited combined financial statements for the quarterly period ended March 31, 2006, and its audited combined financial statements for the years ended December 31, 2005 and 2004, and the six-month period ended June 30, 2004, included in our Current Report on Form 8-K dated June 26, 2006 and incorporated by reference into this prospectus supplement.

          The acquisition will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the Chase Insurance Group's net assets based upon the estimated fair values of the Chase Insurance Group's assets and liabilities at the date of completion of the acquisition. The actual purchase price to be so allocated will depend upon, among other things, the amounts of Pre-Closing Dividends and Ceding Commissions paid. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the Chase Insurance Group's net assets as of March 31, 2006 and December 31, 2005, respectively. The purchase price allocation reflected herein is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of the Chase Insurance Group as of the date of the completion of the acquisition. Accordingly, the actual purchase accounting adjustments may differ materially from the pro forma adjustments reflected herein.

          The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the date indicated above. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the resulting company. These statements do not give effect to (1) our results of operations or other transactions or developments since March 31, 2006, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the acquisition, (3) the acquisition-related costs estimated to be approximately $42.4 million to integrate Chase Insurance Group's operations into Protective's operations and (4) the effects of transactions or developments that may occur subsequent to the acquisition. The foregoing matters could cause both Protective's pro forma historical financial position and results of operations, and Protective's actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
($ in thousands)

	At March 31, 2006
	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments		Proforma Combined
ASSETS
Investments:
Fixed maturities, at market	$14,965,927	$6,666,691	$(102,591	)(a)	$21,530,027	$—		$21,530,027	$—		$21,530,027
Equity securities, at market	123,536	—	—		123,536	—		123,536	—		123,536
Mortgage loans on real estate	3,411,337	—	—		3,411,337	—		3,411,337	—		3,411,337
Investment in real estate, net of accumulated depreciation	63,858	—	—		63,858	—		63,858	—		63,858
Policy loans	456,147	383,278	—		839,425	—		839,425	—		839,425
Other long-term investments	269,345	—	—		269,345	—		269,345	—		269,345
Short-term investments	833,567	—	—		833,567	—		833,567	—		833,567

Total Investments	$20,123,717	$7,049,969	$(102,591)		$27,071,095	—		$27,071,095	—		$27,071,095
Cash	37,118	481,145	(1,071,204	)(b)	(552,941)	359,741	(l)	(193,200)	193,200	(o)	0
Accrued Investment Income	198,708	87,411	—		286,119	—		286,119	—		286,119
Accounts and premiums receivable, net	59,236	16,071	—		75,307	—		75,307	—		75,307
Reinsurance receivables	3,146,444	986,756	—		4,133,200	(16,950	)(m)	4,116,250	—		4,116,250
Deferred policy acquisition costs	2,332,639	159,637	775,046	(c)	3,267,322	(127,100	)(n)	3,140,222	—		3,140,222
Goodwill	49,423	111,000	(111,000	)(d)	49,423	—		49,423	—		49,423
Property and equipment, net	45,941	13,602	(13,602	)(e)	45,941	—		45,941	—		45,941
Other assets	144,855	38,657	(1,368	)(f)	182,144	—		182,144	6,800	(p)	188,944
Income tax receivable	96,443	—	—		96,443	—		96,443	—		96,443
Deferred income taxes	—	45,751	(45,751	)(g)	—	—		—	—		—
Assets related to separate accounts
Variable annuity	2,447,968	107,343	—		2,555,311	—		2,555,311	—		2,555,311
Variable universal life	269,532	—	—		269,532	—		269,532	—		269,532

Total assets	$28,952,024	$9,097,342	$(570,470)		$37,478,896	$215,691		$37,694,587	$200,000		$37,894,587

LIABILITIES
Policy liabilities and accruals	$12,214,590	$897,920	$434,105	(c)	$13,546,615	$—		$13,546,615	$—		$13,546,615
Stable value product account balances	5,873,092	—	—		5,873,092	—		5,873,092	—		5,873,092
Annuity account balances	3,330,897	6,722,842	—		10,053,739	—		10,053,739	—		10,053,739
Other policyholders' funds	147,470	234,568	—		382,038	—		382,038	—		382,038
Other liabilities	893,828	140,106	(16,466	)(h)	1,017,468	100,700	(ab)	1,118,168	—		1,118,168
Accrued income taxes	—	6,454	—		6,454	114,991	(r)	121,445	—		121,445
Deferred income taxes	280,219	—	—		280,219	—		280,219	—		280,219
Non-recourse funding obligations	150,000	—	—		150,000	—		150,000	—		150,000
Liabilities related to variable interest entities	442,383	—	—		442,383	—		442,383	—		442,383
Long-term debt	473,032	—	—		473,032	—		473,032	—		473,032
Subordinated debt securities	324,743	—	—		324,743	—		324,743	200,000	(q)	524,743
Liabilities related to separate accounts
Variable annuity	2,447,968	107,343	—		2,555,311	—		2,555,311	—		2,555,311
Variable universal life	269,532	—	—		269,532	—		269,532	—		269,532

Total liabilities	$26,847,754	$8,109,233	$417,639		$35,374,626	$215,691		$35,590,317	$200,000		$35,790,317

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

	At March 31, 2006
	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment	Proforma Post Reinsurance	Proforma Securities Adjustments	Proforma Combined
Share-owners' equity
Preferred stock	—	—	—		—	—
Common stock and additional paid-in capital	$478,590	$890,862	$(890,862	)(i)	$478,590	—	$478,590	—	$478,590
Treasury stock, at cost	(12,079)	—	—		(12,079)	—	(12,079)	—	(12,079)
Unallocated stock in Employee Stock Ownership Plan	(1,231)	—	—		(1,231)	—	(1,231)	—	(1,231)
Retained Earnings	1,674,232	216,093	(216,093	)(j)	1,674,232	—	1,674,232	—	1,674,232
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on investments, net of income tax	(40,276)	(118,846)	118,846(k	)	(40,276)	—	(40,276)	—	(40,276)
Accumulated gain (loss) — hedging net of income tax	5,034	—	—		5,034	—	5,034	—	5,034

Total share-owners' equity	$2,104,270	$988,109	$(988,109)		$2,104,270	—	$2,104,270	—	$2,104,270

Total liabilities and share-owners' equity	$28,952,024	$9,097,342	$(570,470)		$37,478,896	$215,691	$37,694,587	$200,000	$37,894,587

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Income
($ in thousands except per share amounts)

Three Months Ended March 31, 2006

	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments		Proforma Combined
Revenues
Net premiums and policy fees	$227,024	$62,667	$—		$289,691	$(21,626	)(v)	$268,065	$—		$268,065
Net investment income	299,065	92,300	—		391,365	(9,660	)(v)	381,705	—		381,705
Realized investment gains (losses)	18,490	(4,798)	—		13,692	1,919	(v)	15,611	—		15,611
Other income	48,536	7,264	—		55,800	(1,787	)(v)	54,013	—		54,013

Total revenues	$593,115	$157,433	—		$750,548	$(31,154)		$719,394	—		$719,394

Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	349,608	99,232	—		448,840	(23,825	)(v)	425,015	—		425,015
Amortization of deferred policy acquisition costs	50,031	3,119	2,639	(s)	55,789	(997	)(v)	54,792	—		54,792
Other operating expenses, net of reinsurance ceded	82,819	17,317	(1,341	)(t)	98,795	10,340	(v)	109,135	3,795	(w)	112,930

Total benefits and expenses	482,458	119,668	1,298		603,424	(14,482)		588,942	3,795		592,737

Income before income tax	110,657	37,765	(1,298)		147,124	(16,672)		130,452	(3,795)		126,657

Income tax expense	38,520	13,232	(454	)(u)	51,298	(5,835	)(u)	45,463	(1,328	)(u)	44,135

Net income from continuing operations	$72,137	$24,533	$(844)		$95,826	$(10,837)		$84,989	$(2,467)		$82,522

Net income per common share — basic	$1.02				$1.35			$1.20			$1.17
Net income per common share — diluted	$1.01				$1.34			$1.19			$1.15
Cash dividends paid per share	$0.195				$0.195			$0.195			$0.195
Weighted average common shares outstanding — basic	70,752,202				70,752,202			70,752,202			70,752,202
Weighted average common shares outstanding — diluted	71,559,255				71,559,255			71,559,255			71,559,255

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Income
($ in thousands except per share amounts)

Year Ended December 31, 2005

	Protective Life Corporation	Chase Insurance Group	Proforma Acquisition Adjustments		Proforma Combined	Proforma Reinsurance Adjustment		Proforma Post Reinsurance	Proforma Securities Adjustments	Proforma Combined
Revenues
Net premiums and policy fees	$728,923	$214,017	$—		$942,940	$(72,447	)(z)	$870,493	$—	$870,493
Net investment income	1,180,502	339,451	—		1,519,953	(34,620	)(z)	1,485,333	—	1,485,333
Realized investment gains (losses)	18,512	6,933	—		25,445	(2,773	)(z)	22,672	—	22,672
Other income	181,267	43,398	—		224,665	(13,255	)(z)	211,410	—	211,410

Total revenues	$2,109,204	$603,799	—		$2,713,003	$(123,095)		$2,589,908	—	$2,589,908

Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	$1,253,367	$354,561	—		$1,607,928	$(86,896	)(z)	$1,521,032	—	$1,521,032
Amortization of deferred policy acquisition costs	198,503	(87,628)	242	(x)	111,117	35,486	(z)	146,603	—	146,603
Other operating expenses, net of reinsurance ceded	280,321	166,186	(1,321	)(y)	445,186	1,316	(z)	446,502	15,180 (aa)	461,682

Total benefits and expenses	$1,732,191	$433,119	$(1,079)		$2,164,231	$(50,094)		$2,114,137	$15,180	$2,129,317

Income from continuing operations before income tax	377,013	170,680	1,079		548,772	(73,001)		475,771	(15,180)	460,591

Income tax expense	130,446	64,949	378	(u)	195,773	(25,550	)(u)	170,223	(5,313)	164,910

Net income from continuing operations	$246,567	$105,731	$701		$352,999	$(47,451)		$305,548	$(9,867)	$295,681

Net income per common share — basic	$3.49				$5.00			$4.33		$4.19
Net income per common share — diluted	$3.46				$4.95			$4.28		$4.14
Cash dividends paid per share	$0.76				$0.76			$0.76		$0.76
Weighted average common shares outstanding — basic	70,562,186				70,562,186			70,562,186		70,562,186
Weighted average common shares outstanding — diluted	71,350,541				71,350,541			71,350,541		71,350,541

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

Note 1 — Reporting Reclassifications

          Certain amounts in the historical consolidated financial statements of Chase Insurance Group have been reclassified to conform to Protective's historical financial statement presentation. While Protective and Chase Insurance Group have completed a preliminary review of their respective accounting and financial reporting policies as compared to those used by the other company, this review is ongoing and will continue throughout the acquisition process. As such, additional reclassifications or pro forma adjustments may be identified.

Note 2 — Purchase Price and Financing Considerations

          Protective expects to fund the acquisition through the issuance of capital securities together with cash. The capital securities will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 30, 2066. The aggregate purchase price for the Chase Insurance Group is approximately $1.165 billion, which is equal to the estimated fair value of the Chase Insurance Group's net assets at June 30, 2006, and which will be reduced by dividends paid or expected to be paid to the Sellers by the Chase Insurance Group on or prior to the closing date and subject to further adjustments as provided for in the Agreement. Such Pre-Closing Dividends are currently expected to be approximately $272 million in the aggregate, resulting in an estimated purchase price of approximately $893 million (i.e., $1.165 billion less $272 million). This purchase price was developed using an assumed closing date of June 30, 2006.

          The unaudited pro forma condensed combined financial information reflects an assumed cash payment of $880.7 million and estimated transaction costs of $4.6 million as discussed below.

          For purposes of this unaudited pro forma condensed combined financial information, the purchase price is assumed to be $885.3 million ($880.7 million purchase price (net of expected total Pre-Closing Dividends of approximately $272 million) plus estimated transaction costs of $4.6 million), which is equal to the estimated fair value of Chase Insurance Group's net assets based on the carrying value of net assets at March 31, 2006 plus estimated fair value pro forma adjustments. Preliminary values and lives have been assigned to the acquired assets and liabilities assumed for the purposes of these unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements reflect Protective's estimates of the fair value of the net assets of Chase Insurance Group as of March 31, 2006, and the allocation of the purchase price to the fair value of Chase Insurance Group's net assets, including identified intangible assets. The estimated fair values and lives will be refined during the completion of the acquisition process and may vary materially from the amounts included herein.

Note 3 — Pro Forma Adjustments

          These pro forma adjustments are based on certain estimates and assumptions as of the date of the unaudited pro forma condensed combined financial information. The actual adjustments upon the consummation of the acquisition will depend on a number of factors, including changes in the estimated fair value of net assets and the effective date of the acquisition. Therefore, the actual adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed combined financial information and such differences may be material.

(a)
Adjustment of $(102.6) million represents the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(b)).

(b)
Adjustment of $(1,071.2) million represents the purchase price of the Chase Insurance Group of $(880.7) million, estimated transaction costs of $(4.6) million, pre-closing dividends of the Chase Insurance Group of $(272.0) million, $102.6 million from the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(a)), and the repayment of borrowings and accrued interest of $(16.5) million (see adjustment 3(h)). Actual transaction costs may vary from this estimate.

(c)
The adjustment of $775.0 million in the deferred policy acquisition cost line combined with the $434.1 million adjustment in the policy liabilities and accruals line, represent the purchase accounting adjustment related to the elimination of the historical deferred acquisition costs ("DAC") and the historical value of business acquired ("VOBA"), including deferred sales inducements, of $(593.8) million and the establishment of VOBA of $934.7 million.

The VOBA reflects the estimated fair value of in force contracts and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts in force at the acquisition date. VOBA is based on actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns, and other factors. Actual experience of the purchased business may vary from these projections.

VOBA is amortized in relation to estimated gross profits or premiums, depending on product type. For interest-sensitive products, if estimated gross profits differ from expectations, the amortization of VOBA will be adjusted to reflect actual experience. The net adjustment to amortization as a result of eliminating the historical DAC and VOBA is included in adjustments 3(s) and 3(x).

(d)
Adjustment of $(111.0) million represents the elimination of Chase Insurance Group's historical goodwill.

(e)
Adjustment of $(13.6) million represents the elimination of Chase Insurance Group's historical fixed assets. The related depreciation for the adjustment to fixed assets for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(t) and 3(y), respectively.

(f)
Adjustment of $(1.4) million represents the elimination of Chase Insurance Group's historical other intangible assets. The related amortization for the adjustment to intangible assets for the three and twelve-month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(t) and 3(y), respectively.

(g)
Adjustment of $(45.8) million represents the elimination of Chase Insurance Group's historical deferred tax asset. No goodwill is currently anticipated as a result of the acquisition, and therefore, no deferred taxes are anticipated.

(h)
Adjustment of $(16.5) million represents the repayment of borrowings and accrued interest (see adjustment 3(b)). The related interest expense associated with these borrowings for the three and twelve-month periods ended March 31, 2006, and December 31, 2005, is eliminated in adjustments 3(t) and 3(y), respectively.

(i)
Adjustment of $(890.9) million represents the elimination of Chase Insurance Group's historical common stock and paid-in-capital.

(j)
Adjustment of $(216.1) million to eliminate Chase Insurance Group's historical retained earnings.

(k)
Adjustment of $118.8 million to eliminate Chase Insurance Group's historical accumulated other comprehensive income.

(l)
Adjustment of $359.7 million represents ceding commissions of $87.5 million ($64.5 million net of income tax) and $255.2 million ($163.3 million net of income tax), respectively, to be received from AFLIAC and the Wilton Re Group (see adjustment 3(n)), and $17.0 million received from the Wilton Re Group related to a coinsured term block (see adjustment 3(m)). The related adjustments to revenues and expenses associated with the ceded business for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are reflected in adjustments 3(v) and 3(z), respectively. The related adjustment to accrued taxes is reflected in adjustment 3(r)).

(m)
Adjustment of $(17.0) million represents the net settlement with the Wilton Re Group for the coinsured term block (see adjustments 3(l) and 3(ab)).

(n)
Adjustment of $(127.1) million represents reduction in VOBA resulting from ceding commissions received from the Wilton Re Group, net of income tax, and net of $36.2 million recorded as deposits payable with AFLIAC. See adjustments 3(i) and 3(ab).

(o)
Adjustment of $193.2 million represents the cash position of $200.0 million resulting from the assumed issuance of capital securities as described in Note 2 (see adjustment 3(q)), reduced by estimated issuance costs of $(6.8) million (see adjustment 3(p)). Actual issuance costs may vary from this estimate.

(p)
Adjustment of $6.8 million represents estimated issuance costs related to the issuance of capital securities (see adjustments 3(o) and 3(q)). The adjustments related to amortization for the three and twelve month periods ended March 31, 2006, and December 31, 2005, are included in adjustments 3(w) and 3(aa), respectively.

(q)
Adjustment of $200.0 million represents the issuance of capital securities being offered as described in Note 2. See also adjustment 3(o). See adjustments 3(w) and 3(p) for related interest expense and related debt issuance costs, respectively.

(r)
Adjustment of $115.0 million represents accrued taxes related to the ceding commissions received from AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(s)
Adjustment of $2.6 million represents the increase in amortization expense related to the fair value adjustment of DAC and VOBA (see adjustment 3(c)).

(t)
Adjustment of $(1.3) million includes $(1.1) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e)), $(0.04) million for amortization associated with eliminated intangible assets (see adjustment 3(l)), and $(0.2) million to eliminate interest expense associated with eliminated borrowings (see adjustment 3(h)).

(u)
Adjustment represents the income tax effect of all pro forma consolidated statement of income adjustments using the U.S. federal tax rate of 35%.

(v)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(w)
Adjustment of $3.8 million includes $3.6 million for interest expense associated with the issuance of capital securities (see adjustment 3(q)), and $0.2 million for current period amortization of deferred issuance costs associated with these securities (see adjustment 3(p)).

(x)
Adjustment of $0.2 million represents the increase in amortization expense related to the fair value adjustment of DAC and VOBA (see adjustment 3(c)).

(y)
Adjustment of $(1.3) million includes $(1.0) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e)), $(0.2) million for amortization associated with eliminated intangible assets (see adjustment 3(l)), and $(0.1) million to eliminate interest expense associated with eliminated borrowings (see adjustment 3(h)).

(z)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(l)).

(aa)
Adjustment of $15.2 million includes $14.5 million for interest expense associated with the issuance of capital securities (see adjustment 3(q)), and $0.7 million for current period amortization of deferred issuance costs associated with these securities (see adjustment 3(p)).

(ab)
Adjustment of $100.7 million represents $36.2 million for the net settlement with the Wilton Re Group for the annuity block (see adjustment 2(d)) and $64.5 million related to the arrangement with AFLIAC (see adjustment 3(n)).

Note 4 — Acquisition Related Charges

          In connection with the acquisition, Protective's preliminary integration plan includes acquisition related costs of approximately $42.4 million to integrate Chase Insurance Group's operations into Protective. Depending on the nature of such costs, they will either be included in the purchase price allocation, or be treated as period costs and charged to the Statement of Income as incurred. The specific details of these plans will continue to be refined.

CAPITAL REPLACEMENT

          We intend that, to the extent that the capital securities provide us with equity credit at the time of repayment at maturity or earlier redemption, we will repay the principal amount of the capital securities at maturity or upon such redemption with amounts that include net proceeds received by us from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by us or our subsidiaries to third-party purchasers, other than a subsidiary, of securities, for which we will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the capital securities at the time of such repayment or redemption.

DESCRIPTION OF THE CAPITAL SECURITIES

          Protective will issue the 7.25% Capital Securities due 2066, which we refer to as "subordinated debt securities" in the accompanying base prospectus and as the "capital securities" in this prospectus supplement, under the Subordinated Indenture dated as of June 1, 1994 between us and The Bank of New York (as successor to AmSouth Bank, N.A.), as subordinated indenture trustee, as supplemented by Supplemental Indenture No. 8 to be dated as of the date of completion of this offering between us and the subordinated indenture trustee (which we refer to collectively as the "subordinated indenture"). The capital securities are junior subordinated debentures issued by Protective under the subordinated indenture. The following description of certain terms of the capital securities and certain provisions of the subordinated indenture in this prospectus supplement supplements the description under "Description of Debt Securities of Protective" in the accompanying base prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying base prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the subordinated indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the capital securities. We will file Supplemental Indenture No. 8 and the form of capital securities as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in the accompanying base prospectus. You may also request copies of these documents from us at our address set forth under "Incorporation of Certain Documents by Reference" in the accompanying base prospectus.

General

          We will initially issue $200,000,000 aggregate principal amount of capital securities. We may from time to time, without the consent of the existing holders of the capital securities, create and issue further capital securities having the same terms and conditions as the capital securities being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional capital securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding capital securities unless such additional capital securities will not be treated as fungible with the previously issued and outstanding capital securities for U.S. federal income tax purposes.

          The capital securities will be issued in denominations of $25 principal amount and integral multiples of $25.

          The capital securities will not be subject to a sinking fund provision. The entire principal amount of the capital securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under "— Optional Deferral of Interest"), if any, on June 30, 2066.

Interest

          Subject to certain requirements during any optional deferral period or following a trigger event, as described below, interest on the capital securities will accrue from the date of initial issuance to but not including the maturity date or earlier redemption at an annual rate equal to 7.25%, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2006.

          Interest payments will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for to, but not including, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any full interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The term "interest payment period" refers to the quarterly period from and including an interest payment date to but not including the next succeeding interest payment date. The amount of interest payable for any period shorter than a full interest payment period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the capital securities is not a business day, payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the relevant series of capital securities until paid.

          "Business day" means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

Record Dates

          For so long as the capital securities are represented by one or more global certificates, interest will be payable on each interest payment date to the person in whose name the capital security is registered at the close of business on the day next preceding the interest payment date, which shall be this record date for such interest payment date. In the event the capital securities at any time are not represented solely by global certificates, Protective will have the right to select different record dates, which will be at least one business day before an interest payment date. See "—Book-Entry System."

Optional Deferral of Interest

          So long as no event of default with respect to the capital securities or trigger event, as described below, has occurred and is continuing, Protective may elect to defer one or more interest payments on the capital securities at any time and from time to time for up to five years; provided that no such optional deferral period may end on a date other than an interest payment date or extend beyond the maturity of the capital securities. During that five-year period, Protective may pay deferred interest out of any source of funds. Deferred interest will continue to accrue and compound quarterly, to the extent permitted by applicable law, at the rate of interest on the capital securities. If interest remains unpaid after five years of optional deferral, the alternative coupon satisfaction mechanism described below under "— Alternative Coupon Satisfaction Mechanism" will apply, with the consequence, among others, that Protective must (except upon an event of default with respect to the capital securities) make commercially reasonable efforts to sell common stock to satisfy its obligation to pay interest on the capital securities. If such efforts are successful, we must pay optionally deferred interest out of the net proceeds from the sale of such securities on the next succeeding interest payment date following such five-year period, but we cannot pay such optionally deferred interest from sources other than the net proceeds from the sale of common stock. Protective's use of other sources to fund interest payments after the fifth year of an optional deferral period will be a breach of its obligations under the capital securities but would not be an event of default under the subordinated indenture. Additionally, during any optional deferral period the restrictions on payment by Protective of dividends and other distributions on capital stock described below under "— Certain Restrictions during Optional Deferral Periods or Following a Trigger Event" will apply. An event of default will occur if non-payment of interest, due to an optional deferral or otherwise, continues for 10 consecutive years or extends beyond the stated maturity date of, or the redemption date for, the capital securities, without all accrued and unpaid interest (including compounded interest) having been paid in full.

          If a trigger event (as defined below) occurs after commencement of an optional deferral, the optional deferral will be deemed suspended for so long as the trigger period (as defined below) is continuing. Once the trigger period is no longer continuing, our right to optionally defer payment of interest will resume, subject to the limitations and consequences described herein. For example, if we have elected to defer interest payments on interest payment dates for three years, and then a trigger event occurs and a trigger period caused thereby continues for an additional three years, the next interest payment date after the trigger period is no longer continuing will be an interest payment date that is three years into an optional deferral period.

          Protective must provide a notice of its election to defer interest no more than 60 and no fewer than 15 days prior to the relevant interest payment date. A notice of optional deferral, once given, will be irrevocable and the deferral of payments on the related interest payment date will be considered an optional deferral, unless a trigger event has occurred as of the 30th day prior to such interest payment date, in which case the provisions under the heading "— Consequences of a Trigger Event" will be applicable for all purposes. Unpaid interest on the capital securities will continue to accrue and compound during the pendency of any optional deferral period. When an optional deferral period ends and Protective has paid all accrued and unpaid interest on the capital securities, together with interest thereon, to the extent permitted by applicable law, compounded quarterly, which we refer to as "compounded interest", Protective may begin a new optional deferral period, subject to the terms described above. There is no limit on the number of optional deferral periods that Protective may begin. Any deferral of interest on the capital securities by election of Protective under this provision is referred to as an "optional deferral", and the period during which such interest is deferred is referred to as an "optional deferral period".

          Protective has no current intention to exercise its right of optional deferral.

Trigger Event

          If and to the extent that a trigger event has occurred and a trigger period caused thereby is continuing, and regardless of any notice of optional deferral that has been previously delivered, Protective may pay interest on the capital securities (other than any interest that had accrued during an optional deferral period of less than five years and prior to the occurrence of a trigger event, which may remain unpaid or be paid out of any source of funds) only to the extent that such interest is paid through the alternative coupon satisfaction mechanism, as described below under "— Alternative Coupon Satisfaction Mechanism."

          A "trigger event" will have occurred if Protective makes a determination that one of the following conditions exists as of an interest payment date:

  (i)
  the risk-based capital ratio for our covered life insurance subsidiaries, calculated on a combined basis, is less than 175%, based on the most recent annual financial statements filed with applicable state insurance commissioners (annual statements for a year are generally required to be filed on or before March 1st of the following year); or

  (ii)
  (x) the trailing four quarters consolidated net income amount, for the period ending on the quarter that is two quarters prior to the most recently completed quarter prior to such interest payment date, is zero or a negative amount, and (y) the adjusted shareholders' equity amount, as of the most recently completed quarter prior to such interest payment date and as of the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the adjusted shareholders' equity amount at the end of the benchmark quarter, which is the quarter that is 10 quarters prior to the most recently completed quarter.

          "Trigger period" means a period commencing upon the occurrence of a trigger event and continuing until the first interest payment date thereafter on which payment of interest is not restricted because of the occurrence of such trigger event.

          If, because of a change in GAAP that results in a cumulative effect of a change in an accounting principle or a restatement, our consolidated net income is higher or lower than it would have been absent such change, then for purposes of making the calculations described in clause (ii)(x) in the definition of the term "trigger event" above, commencing with the fiscal quarter for which such change in GAAP becomes effective, such consolidated net income will be calculated on a pro forma basis as if such change had not occurred. Our consolidated net income will be calculated on a pro forma basis without giving effect to such change until the later of (x) the first quarter end that is more than four quarters after the end of the quarter in which such change in an accounting principle or a restatement became effective and (y) if a trigger event occurs before the quarter end determined pursuant to (x), the first quarter end as of which a trigger period is no longer continuing.

          If, because of a change in GAAP that results in a cumulative effect of a change in an accounting principle or a restatement, the adjusted shareholders' equity amount as of a quarter end is higher or lower than it would have been absent such change, then for purposes of making the calculations described in clause (ii)(y) in the definition of the term "trigger event" above, commencing with the fiscal quarter for which such change in GAAP becomes effective, the adjusted shareholders' equity amount will be calculated on a pro forma basis as if such change had not occurred. Our adjusted shareholders' equity amount will be calculated on a pro forma basis without giving effect to such change until the later of (x) the first quarter end that is more than ten quarters after the end of the quarter in which such change in an accounting principle or a restatement became effective and (y) if a trigger event occurs before the quarter end determined pursuant to (x), the first quarter end as of which a trigger period is no longer continuing.

          If after the end of the benchmark quarter for an interest payment date and before the end of the next quarter Protective issues a material amount of equity securities to fund an acquisition of a business or assets, with the consequence that the adjusted shareholders' equity amount as of the end of subsequent quarters is higher than otherwise would have been the case, then for purposes of making the calculation described in clause (ii)(y) in the definition of the term "trigger event" above, commencing with the quarter end after such issuance of a material amount of equity securities, the adjusted shareholders' equity amount will be calculated on a pro forma basis without giving effect to the issuance of such equity securities. The adjusted shareholders' equity amount will be calculated on a pro forma basis without giving effect to the issuance of such equity securities until the later of (x) the first quarter end that is more than ten quarters after the end of the benchmark quarter and (y) if a trigger event occurs before the quarter end determined pursuant to clause (x), the first quarter end as of which a trigger period is no longer continuing. A "material amount of equity securities" means equity securities that result in an increase in the adjusted shareholders' equity amount of at least $100 million, calculated without giving effect to this paragraph.

          As used in this section:

          "Adjusted shareholders' equity amount" means, as of any quarter end, the shareholders' equity of Protective as reflected on Protective's consolidated GAAP balance sheet as of such quarter end, minus (i) accumulated other comprehensive income as reflected on such consolidated balance sheet and (ii) if such quarter end is during a trigger period, any increase in shareholders' equity resulting from the issuance of preferred stock during such trigger period.

          "Covered life insurance subsidiaries" means, as of any year end, life insurance subsidiaries that account for 80% or more of the combined general account admitted assets of our life insurance subsidiaries as of such year end. Our covered life insurance subsidiaries as of a year end will be identified by first ranking the life insurance subsidiaries from largest to smallest based upon the amount of each life insurance subsidiary's general account admitted assets and then, beginning with the life insurance subsidiary that has the largest amount of general account admitted assets as of such year end, identifying such life insurance subsidiaries as covered life insurance subsidiaries until the ratio of the combined general account admitted assets of the life insurance subsidiaries so identified to the combined general account admitted assets of all of the life insurance subsidiaries as of such year end equals or exceeds 80%.

          "GAAP" means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period.

          "General account admitted assets" means, as to a life insurance subsidiary as of any year end, the total admitted assets of such life insurance subsidiary as reflected on the balance sheet included in its statutory financial statements as of such year end minus the separate account assets reflected on such balance sheet.

          "Life insurance subsidiary" means any of our subsidiaries that is organized under the laws of any state in the United States and is licensed as a life insurance company in any state in the United States but does not include any subsidiary of a life insurance subsidiary.

          "Model Act" means the National Association of Insurance Commissioners Risk-Based Capital (RBC) for Insurers Model Act as included in the NAIC's Model Laws, Regulations and Guidelines as of June 15, 2006 and as hereinafter amended, modified or supplemented.

          "Most recently completed" means:

  •
  as to an interest payment date on March 31, the quarter ended on the preceding December 31;

  •
  as to an interest payment date on June 30, the quarter ended on the preceding March 31;

  •
  as to an interest payment date on September 30, the quarter ended on the preceding June 30; and

  •
  as to an interest payment date on December 31, the quarter ended on the preceding September 30.

          "Risk-based capital ratio" means the ratio calculated from the reports by insurance companies to their regulators as of the end of each year in accordance with prescribed procedures, as in effect from time to time. The ratio measures the relationship of "total adjusted capital" relative to "company action level." For all covered life insurance subsidiaries, calculated on a combined basis, this ratio equals the sum of total adjusted capital amounts for covered life insurance subsidiaries divided by the sum of company action level amounts for those same subsidiaries.

          The NAIC's model risk-based capital, or "RBC," law sets forth the RBC levels, ranging from the company action level to the mandatory control level, at which certain corrective actions are required and at which a state insurance regulator is authorized and expected to take regulatory action. The highest RBC level is known as the "company action level." If an insurance company's total adjusted capital is higher than the company action level, no corrective action is required to be taken. At progressively lower levels of total adjusted capital, an insurance company faces increasingly rigorous levels of corrective action, including the submission of a comprehensive financial plan to the insurance regulator in its state of domicile, a mandatory examination or analysis of the insurer's business and operations by the regulator and the issuance of appropriate corrective orders to address the insurance company's financial problems, and, at the lowest levels, either voluntary or mandatory action by the regulator to place the insurer under regulatory control. The company action level is twice the level (known as the "authorized control level") below which the regulator is authorized (but not yet required) to place the insurance company under regulatory control.

          "Trailing four quarters consolidated net income amount" means, for any fiscal quarter, the sum of our consolidated GAAP net income for the four fiscal quarters ending as of the last day of such fiscal quarter.

Consequences of a Trigger Event

          On any interest payment date during the period commencing upon the occurrence of a trigger event and continuing until the related trigger period is no longer continuing (regardless of whether notice of an optional deferral has been delivered), we may satisfy our obligation to pay interest on the capital securities only to the extent of net proceeds from the sale of common stock received by us during the 180 days prior to such interest payment date, and we may not pay interest on any such interest payment date (other than any interest that had accrued during an optional deferral period of less than five years and prior to the occurrence of a trigger event, which may remain unpaid or be paid out of any source of funds) except to the extent of such net proceeds from the sale of common stock.

          If a trigger event has occurred and the related trigger period has continued for more than one year, regardless of whether a notice of optional deferral has been previously delivered, Protective will be required to make commercially reasonable efforts to satisfy its obligation to pay interest on the capital securities on such payment date using the alternative coupon satisfaction mechanism, except upon an event of default with respect to the capital securities. If a market disruption event prevents Protective from making such payment in accordance with the alternative coupon satisfaction mechanism, or for so long as Protective is prevented from selling common stock in accordance with the alternative coupon satisfaction mechanism because it does not have shares available for issuance, Protective shall be deemed to have made commercially reasonable efforts to satisfy its obligation to pay interest. See "— Alternative Coupon Satisfaction Mechanism." Protective's use of other sources to fund interest payments during a trigger period will be a breach of its obligations under the capital securities but would not be an event of default under the subordinated indenture. Any interest that is accrued and unpaid during a trigger period will be deferred and will continue to accrue and compound quarterly, to the extent permitted by applicable law. Non-payment of interest may not continue for more than 10 consecutive years or extend beyond the stated maturity date of, or the redemption date for, the capital securities.

          In the event that a trigger period is no longer continuing and at the termination of the trigger period there is no unpaid interest from an optional deferral period that had continued for more than five years, Protective may pay subsequent interest in cash from any source of funds. Notwithstanding the foregoing, any unpaid interest, together with any compounded interest, that accrued during the continuance of a trigger period may only be satisfied using the alternative coupon satisfaction mechanism except upon an event of default with respect to the capital securities; provided, however, that any accrued and unpaid interest will in all events be due and payable upon maturity or redemption of the capital securities, except for foregone interest if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur with respect to Protective prior to the maturity or redemption of the capital securities. See "— Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership."

          Not earlier than the 60th day nor later than the 15th day prior to each interest payment date during a trigger period, Protective will give notice of the continuance of such trigger period to the holders of the capital securities. Such notice will, depending on which condition is relied upon in determining that a trigger event has occurred, set forth either (x) the covered life insurance subsidiaries' risk-based capital ratio or (y) the trailing four quarters consolidated net income amounts and the adjusted shareholders' equity amounts, as applicable, and the extent to which these amounts must increase in order for payments of interest from sources other than the alternative coupon satisfaction mechanism to resume.

          Once a trigger event occurs, the restrictions on interest payments will continue, other than under the alternative coupon satisfaction mechanism, until Protective no longer triggers the conditions for a trigger event in clauses (i) or (ii) of the definition of "trigger event" for an interest payment date. In addition, in the case of a restriction arising under clause (ii) of the definition of the term "trigger event" described above, the restrictions on interest payments will continue until Protective no longer triggers the conditions for a trigger event in clauses (i) and (ii) of the definition for an interest payment date and Protective's adjusted shareholders' equity amount has increased or has declined by less than 10%, in either case as compared to the adjusted shareholders' equity amount at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed under clause (ii) of the definition. For example, if Protective triggers a restriction based on clause (ii) of the definition for three consecutive interest payment dates, Protective would be able to pay interest on the capital securities on the fourth interest payment date other than through the alternative coupon satisfaction mechanism only if, as of the related interest payment date:

  •
  Protective no longer triggered such restrictions as a result of the conditions of clauses (i) and (ii) of the definition for that fourth interest payment date, and

  •
  Protective's adjusted shareholders' equity amount as of the last completed quarter prior to that interest payment date had increased from, or was less than 10% below, its level at the end of the benchmark quarter for each of the prior three interest payment dates for which interest payments were restricted under clause (ii) of the definition. In effect, Protective's adjusted shareholders' equity amount as of the most recently completed quarter prior to that interest payment date would have to be greater than, or less than 10% below, its level as of the end of not only the tenth quarter, but also each of the 11th, 12th and 13th quarters, preceding the most recently completed quarter.

          For purposes of these tests as determined as of June 30, 2006:

  •
  For the quarter ended on September 30, 2005, our trailing four quarters consolidated net income amount was $235.3 million, and

  •
  the adjusted shareholders' equity amount as of March 31, 2006 and as of September 30, 2005, as compared to such amount as of September 30, 2003, had increased by 33% and by 25%, respectively.

          If June 30, 2006 were an interest payment date, the quarter ended on March 31, 2006 would be the most recently completed quarter prior to such interest payment date, the quarter ended on September 30, 2005 would be the quarter that is two quarters prior to such most recently completed quarter (and, accordingly, would be the last quarter for calculating the trailing four quarters consolidated net income amount when evaluating whether a trigger event has occurred for the June 30, 2006 interest payment date), the quarter ended September 30, 2003 would be the benchmark quarter for the June 30, 2006 interest payment date, and September 30, 2005 and March 31, 2006 would be the last days of the quarters eight and ten quarters after the benchmark quarter for purposes of calculating the adjusted shareholders' equity amount compared to such amount at the end of the benchmark quarter when evaluating whether a trigger event has occurred for the June 30, 2006 interest payment date.

          As of December 31, 2005, the risk-based capital ratio for our covered life insurance subsidiaries was 351%.

Certain Restrictions during Optional Deferral Periods or Following a Trigger Event

          On any date on which accrued interest through the most recent interest payment date has not been paid in full, whether because of an optional deferral, the consequences of a trigger event or otherwise, Protective will not:

  •
  declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock, other than:

  (1)
  purchases or acquisitions of shares of Protective's capital stock in connection with the satisfaction by Protective of its obligations under any employee or agent benefit plan or the satisfaction by Protective of its obligations under any dividend reinvestment plan or any contract or security requiring it to purchase shares of its capital stock;

  (2)
  as a result of a reclassification of any series or class of Protective's capital stock, or the exchange or conversion of one class or series of Protective's capital stock for or into another class or series of its capital stock;

  (3)
  the purchase of fractional interests in shares of Protective's capital stock pursuant to an acquisition or the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

  (4)
  dividends or distributions of Protective's capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock, in each case solely from the issuance or exchange of capital stock;

  (5)
  any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder-rights plan; or

  (6)
  acquisitions of Protective's capital stock in connection with acquisitions of businesses made by Protective (which acquisitions are made by Protective in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by Protective that rank equally with or junior to the capital securities, other than any payment, repurchase or redemption in respect of debt securities that rank equally with the capital securities ("parity debt securities") made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity debt securities, on the one hand, and (2) accrued and unpaid amounts on the capital securities, on the other hand; or

  •
  make any guarantee payments with respect to the foregoing, if such guarantee ranks equally with or junior to the capital securities, other than any payment in respect of guarantees that rank equally with the capital securities ("parity guarantees") made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity guarantees, on the one hand, and (2) accrued and unpaid amounts on the capital securities, on the other hand.

          For the avoidance of doubt, Protective shall be permitted to make any guarantee payments pursuant to its:

  (1)
  Preferred Securities Guarantee Agreement, dated as of January 27, 2004 with respect to the 6 1/8% Trust Originated Preferred Securities issued by PLC Capital Trust V;

  (2)
  Common Securities Guarantee Agreement, dated as of January 27, 2004 with respect to the 6 1/8% Trust Originated Common Securities issued by PLC Capital Trust V;

  (3)
  Preferred Securities Guarantee Agreement, dated as of August 22, 2001 with respect to the 7 1/2% Trust Originated Preferred Securities Series D issued by PLC Capital Trust III;

  (4)
  Common Securities Guarantee Agreement, dated as of August 22, 2001 with respect to the 7 1/2% Trust Originated Common Securities issued by PLC Capital Trust III;

  (5)
  Preferred Securities Guarantee Agreement, dated as of September 25, 2002 with respect to the 7 1/4% Trust Originated Preferred Securities Series E issued by PLC Capital Trust IV; and

  (6)
  Common Securities Guarantee Agreement, dated as of September 25, 2002 with respect to the 7 1/4% Trust Originated Common Securities issued by PLC Capital Trust IV.

Alternative Coupon Satisfaction Mechanism

          If a trigger event occurs, during the one-year period following such occurrence we may satisfy our obligation to pay interest on the capital securities only to the extent of net proceeds from the sale of common stock received by us during the 180 days prior to such interest payment date (and designated by Protective at or before the time of such sale as available to pay interest on the capital securities) or received by us after such interest payment date, and we may not pay interest on any such interest payment date after the occurrence of a trigger event and for so long as the related trigger period continues (other than any interest that has accrued during an optional deferral period of less than five years and prior to the occurrence of a trigger event, which may remain unpaid or be paid out of any source of funds) except to the extent of such net proceeds from the sale of common stock.

          If:

  •
  we have optionally deferred interest payments otherwise due on the capital securities for a period of more than five consecutive years, or

  •
  a trigger event has occurred and the related trigger period has continued for more than one year (regardless of whether a notice of an optional deferral has been delivered),

we must make commercially reasonable efforts (as defined below) to satisfy our obligation to pay interest in full on the capital securities, subject to the limitations described below, by selling common stock, the sale of which will provide a cash amount to be paid to the holders of the capital securities in satisfaction of accrued and unpaid interest, together with any compounded interest. Such obligation will continue until all unpaid interest has been paid in full or, if such obligation has arisen only because a trigger event has occurred and continued for more than one year, until a trigger event is no longer continuing (subject to the limitations described below). Our obligation to make commercially reasonable efforts to sell common stock to satisfy our obligation to pay interest is subject to market disruption events, does not apply to interest that has accrued during an optional deferral period of less than five years or during the first year after occurrence of a trigger event, and does not apply if an event of default with respect to the capital securities has occurred and is continuing. The net proceeds received by Protective from the sale of common stock (i) during the 180 days prior to any interest payment date on which we are required to use the alternative coupon satisfaction mechanism and (ii) designated by Protective at or before the time of such sale as available to pay interest on the capital securities will, at the time such proceeds are delivered to the subordinated indenture trustee to satisfy the relevant interest payment, be deemed to satisfy Protective's obligations to pay interest on the capital securities pursuant to the alternative coupon satisfaction mechanism.

          As used in this section:

          "Commercially reasonable efforts" to sell our common stock means commercially reasonable efforts to complete the offer and sale of our common stock, up to our shares available for issuance, to third parties that are not subsidiaries of ours in public offerings or private placements, provided that we will be deemed to have made such commercially reasonable efforts during a market disruption event, as defined below, regardless of whether we make any offers or sales during such market disruption event. For the avoidance of doubt, we will not be considered to have made commercially reasonable efforts to effect a sale of common stock if we determine to not pursue or complete such sale solely due to pricing considerations.

          "Common stock" includes treasury shares and shares of common stock sold pursuant to our dividend reinvestment plans and employee benefit plans.

          A "market disruption event" means the occurrence or existence of any of the following events or sets of circumstances:

  •
  trading in securities generally on the principal exchange on which Protective's securities are then listed and traded (as of today, the New York Stock Exchange) shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

  •
  a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

  •
  there is such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is such, as to make it, in our judgment, impracticable to proceed with the offer and sale of our common stock; or

  •
  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in our judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in our judgment, would have a material adverse effect on our business or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, provided that no single suspension period contemplated by this bullet may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet may not exceed an aggregate of 180 days in any 360-day period.

          Any interest payment made pursuant to the alternative coupon satisfaction mechanism will first be allocated to payment of the interest due on that payment date. Any payment of interest in excess of the amount of the interest due on that payment date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid interest payment date, and then against any accrued and unpaid compounded interest. In the event that Protective defers the interest payment on the capital securities and on other securities that rank equally with the capital securities and contain similar requirements to pay interest pursuant to the alternative coupon satisfaction mechanism, Protective will apply any net proceeds so raised on a pro rata basis towards its obligations to pay interest on the capital securities and such equally ranking securities. Notwithstanding the foregoing, a partial payment will be applied (i) only to optionally deferred interest payments, to the extent that the source of such partial payment is other than the sale of common stock, and (ii) first to interest that is unpaid during a trigger period and second to optionally deferred interest payments, to the extent that the source of such partial payment is the sale of common stock.

          Under the subordinated indenture, we will be required to use commercially reasonable efforts to seek shareholder consent to increase the number of our authorized shares of common stock if, at any date, our shares available for issuance fall below the greater of:

  •
  30 million shares (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction), and

  •
  3 times the number of shares that we would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of our shares over the ten-trading day period preceding such date) then outstanding deferred interest on the capital securities (including compounded interest thereon), plus twelve additional months of deferred interest (including compounded interest) on the capital securities.

          An "other covenant default" (as defined under "— Subordinated Indenture Events of Default") will occur if we do not use our commercially reasonable efforts to seek consent of our shareholders to increase the number of our authorized shares if, at any date, our shares available for issuance fall below the amount specified above. Although an other covenant default will not constitute an event of default, it will constitute a default under the subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any). See "— Subordinated Indenture Events of Default."

          Our "shares available for issuance" will be calculated in two steps. First, we will deduct from the number of our authorized and unissued shares, the maximum number of shares of our common stock that can be issued under existing options, warrants, convertible securities, any equity-linked contracts and other agreements which require us to issue a determinable number of shares. After we deduct that number of shares from our authorized and unissued shares, we will allocate on a pro rata basis or such other basis as we determine is appropriate, the remaining available shares to the share settlement mechanism and to any other similar commitment that is of an indeterminate nature and under which we are then required to issue shares. If the number of authorized shares remaining after the two steps described above is not sufficient to satisfy the remaining commitments, Protective will have no obligation to obtain additional shares other than its obligation to use commercially reasonable efforts to seek shareholder consent to increase the number of our authorized shares as described above. The definition of "shares available for issuance" will have the effect of giving absolute priority for issuance to those reservations and commitments under which we are able to determine the maximum number of shares irrespective of when they were entered into. Our obligation to use commercially reasonable efforts to sell stock under the alternative coupon satisfaction mechanism described in this section is subordinate to our obligations under reservations and commitments under which we are able to determine the maximum number of shares.

          Protective will be permitted to modify the definition of "shares available for issuance" and the related provisions of the subordinated indenture without the consent of holders of the capital securities provided that (i) Protective has determined, in its reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the capital securities confirm the then current ratings of the capital securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the third preceding paragraph above.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

          The subordinated indenture provides that a holder of capital securities, by such holder's acceptance of the capital securities, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, such holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid as a result of certain consequences of a trigger event (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's capital securities.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

          The provisions of the subordinated indenture relating to Protective's possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the capital securities. You should refer to the description of these provisions under "Description of Debt Securities of Protective — Consolidation, Merger or Sale by Protective" in the accompanying base prospectus.

Subordination

          The payment of principal of and interest on the capital securities, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all present and future senior indebtedness, as defined below.

          Subject to the qualifications described below, the term "senior indebtedness" includes principal of, and interest and premium, if any, on the following:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of the capital securities or thereafter created, incurred or assumed, which is for money borrowed

    (including, without limitation, trust preferred securities of statutory trusts and related subordinated debentures and guarantees of Protective issued under the subordinated indenture), or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  all obligations of Protective under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  any indebtedness of others of the kinds described in the first bullet point above for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

          The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, "senior indebtedness" will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank equally in right of payment and upon liquidation with the capital securities, (2) any indebtedness which by its terms ranks equally with or subordinated to the capital securities in right of payment or upon liquidation, (3) indebtedness owed by Protective to its subsidiaries, which also will rank equally in right of payment and upon liquidation to the capital securities and (4) any liability for Federal, state, local or other taxes owed or owing by Protective or its subsidiaries.

          No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the capital securities or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the capital securities, if:

  •
  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  •
  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on the capital securities cease, is given to Protective by any holder of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

          All present and future senior indebtedness, which will include, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by Protective on account of the capital securities in the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

  •
  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by Protective for the benefit of creditors; or

  •
  any other marshaling of the assets of Protective.

          In any such event, payments which would otherwise be made on the capital securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. If the payments on the capital securities are in the form of Protective's securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the capital securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the capital securities by any act or failure to act on the part of Protective.

          In the event that, notwithstanding any of the foregoing prohibitions, the subordinated indenture trustee or the holders of the capital securities receive any payment on account of or in respect of the capital securities at a time when a responsible officer of the subordinated indenture trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

          Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

          After payment in full of all present and future senior indebtedness, holders of the capital securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the capital securities are paid in full. In matters between holders of the capital securities and any other type of Protective's creditors, any payments that would otherwise be paid to holders of senior indebtedness and that are made to holders of the capital securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of the capital securities.

          Moreover, the subordinated indenture provides that a holder of capital securities, by such holder's acceptance of the capital securities, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any capital securities, whether voluntary or not, such holder of capital securities will have no claim for, and thus no right to receive, interest that is unpaid due to certain consequences of a trigger event (including compounded interest thereon) and has not been settled through the application of the alternative coupon satisfaction mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder's capital securities. We refer to the unpaid interest for which the holder has no claim pursuant to the limitations described in this paragraph as "foregone interest."

          The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

          In addition to the contractual subordination provisions described above, the rights of the holders of the capital securities will be structurally subordinated to all existing and future obligations of Protective's subsidiaries, as Protective is a holding company. As a result, we rely primarily on dividends or other payments from our direct and indirect operating subsidiaries, which generally are regulated insurance companies, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. See "Risk Factors — Our ability to pay principal, interest and/or dividends on offered securities is limited" in the accompanying base prospectus and "— Risks Related to the Ownership of the Capital Securities— Upon the occurrence of a bankruptcy, insolvency or receivership with respect to us, claims for payment may be limited" in this prospectus supplement. Regulatory rules, and certain covenants contained in various debt agreements, may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments. We can also utilize investment securities maintained in our portfolio for these payments. The principal source of funds for our operating subsidiaries is from current operations.

          Due to the subordination provisions described above, in the event of our insolvency, funds which we would otherwise use to pay the holders of the capital securities will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the capital securities, which are subject to the risks described under "Risk Factors — Risks Related to the Ownership of the Capital Securities — The capital securities are effectively subordinated to almost all of our other indebtedness" and "— Upon the occurrence of a bankruptcy, insolvency or receivership with respect to us, claims for payment may be limited" in this prospectus supplement.

          Our indebtedness as of March 31, 2006 was approximately $797.8 million, $797.8 million of which will be senior in priority to the capital securities. This senior indebtedness includes approximately $324.8 million of junior subordinated indebtedness that we issued to statutory trusts, which will rank senior to the capital securities and at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior debt securities.

          The capital securities will be structurally subordinated to all of Protective's subsidiaries' existing and future obligations. Protective only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to claims that creditors and reinsurance contract holders of Protective's subsidiaries have against those subsidiaries. Holders of the capital securities will only be creditors of Protective, and such holders will not be creditors of Protective's subsidiaries, where most of Protective's consolidated assets are located. All of Protective's subsidiaries' existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior to the capital securities. As of March 31, 2006, our subsidiaries had approximately $34.8 billion of outstanding liabilities on a pro forma basis that effectively ranks and would rank senior to our current and future senior debt securities, unless the senior debt securities are guaranteed on a senior basis by these subsidiaries. See "Risk Factors — Our ability to pay principal, interest and/or dividends on offered securities is limited" in the accompanying base prospectus.

Redemption

          We may, at our option, redeem the capital securities:

  •
  in whole or in part, on or after June 30, 2011, at a cash redemption price equal to the par redemption amount; provided that if the capital securities are not redeemed in whole, at least $50 million aggregate principal amount of the capital securities (excluding any capital securities held by us or any of our affiliates) remains outstanding after giving effect to such redemption; or

  •
  in whole, but not in part, prior to June 30, 2011, and only upon the occurrence of a "tax event", at a cash redemption price equal to the par redemption amount.

          As used in this section:

          "Par redemption amount" means a cash redemption price of 100% of the principal amount of the capital securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such capital securities to the date of redemption.

          "Tax event" means, with respect to the capital securities, the receipt by us of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the capital securities, which amendment or change is effective or which pronouncement or decision is announced or which challenge occurs on or after the date of issuance of the capital securities, there is more than an insubstantial increase in the risk that interest accruing or payable by us on the capital securities is not or, at any time subsequent to our receipt of such opinion, will not be, wholly deductible by us for U.S. federal income tax purposes.

          With respect to any redemption of capital securities as a result of a tax event, the date fixed for such redemption will be within 180 days following the occurrence of the tax event; provided, however, that if at that time Protective is able to eliminate, within the 180-day period, the tax event by taking some ministerial action (such as making an election or filing a form) that has no adverse effect on Protective or the holders of the capital securities, Protective will pursue such action in lieu of redemption. Protective will have no right or obligation to redeem the capital securities while it is pursuing such measure.

          We will mail, or cause the subordinated indenture trustee to mail, notice of every redemption of capital securities by first class mail, postage prepaid, addressed to the holders of record of the capital securities to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of capital securities designated for redemption will not affect the redemption of any other capital securities. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) that the capital securities are being redeemed pursuant to the subordinated indenture or the terms of the capital securities together with the facts permitting such redemption; (iv) if less than all outstanding capital securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular capital securities to be redeemed; (v) the place or places where the capital securities are to be redeemed; and (vi) that interest on the capital securities to be redeemed will cease to accrue on the redemption date.

          Any capital securities to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such capital securities will cease to bear interest. Upon surrender of any such capital securities for redemption in accordance with said notice, such capital securities will be paid by Protective at the redemption price, subject to certain conditions. If any capital securities called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the capital securities. Any capital securities redeemed only in part will be surrendered in accordance with the provisions of the subordinated indenture. In exchange for the unredeemed portion of such surrendered capital securities, new capital securities in an aggregate principal amount equal to the unredeemed portion will be issued.

Subordinated Indenture Events of Default

          An event of default with respect to the capital securities means:

  •
  default for 30 calendar days in the payment of any interest on the capital securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly deferred the interest in connection with an optional deferral period or when the alternative coupon satisfaction mechanism applies;

  •
  any non-payment of interest, whether due to an optional deferral, during a trigger period or otherwise, that continues for 10 consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full;

  •
  default in the payment of the principal of, and premium, if any, on the capital securities when due; or

  •
  certain events of bankruptcy, insolvency or receivership, whether voluntary or not.

          Subordinated indenture events of default with respect to the capital securities, which replace the events of default described in "Description of Debt Securities of Protective — Events of Default, Notice and Certain Rights on Default" in the accompanying base prospectus, do not include failure to comply with or breach of our other covenants in the subordinated indenture with respect to the capital securities (an "other covenant default"), including the covenant to sell common stock through the alternative coupon satisfaction mechanism to meet certain interest payment obligations. Accordingly, an other covenant default will not result in the acceleration of payment of the capital securities. Although an other covenant default will not constitute an event of default, it will otherwise constitute a default under the subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any). An other covenant default will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

          Holders of the capital securities may not themselves institute a proceeding against Protective on account of an other covenant default unless, among other things, the subordinated indenture trustee fails to institute such a proceeding, subject to the terms of the subordinated indenture. However, the holders of a majority in principal amount of the capital securities may direct the subordinated indenture trustee to bring such a proceeding if an other covenant default continues for a period of 90 days after delivery of specified notice to us from the subordinated indenture trustee or to us and the subordinated indenture trustee from the holders of a majority in principal amount of the capital securities, subject to the terms of the subordinated indenture. Except with respect to covenants relating to our obligation to file periodic or other reports and an annual statement with respect to subordinated indenture defaults, the subordinated indenture will not require the subordinated indenture trustee to take any action in case of an other covenant default (other than to give notice of such default to the holders of the capital securities under certain circumstances, as described below) unless so directed by the holders of the capital securities. In the case of an other covenant default resulting from our failure or breach in regards to our obligation under the subordinated indenture to file periodic or other reports or the annual statement with respect to defaults, such other covenant default, after its continuance for 90 days after delivery of such specified notice, will be treated under the subordinated indenture as if it were an event of default with respect to the capital securities, and the subordinated indenture trustee will have all of the rights, duties and obligations, and the holders of the capital securities will have all of the rights, in respect of such other covenant default as if such other covenant default were such an event of default, except that there will be no right to accelerate the payment of the capital securities.

          The subordinated indenture provides, as to both events of default and covenant defaults, that holders of the capital securities only have the right to institute a direct action against us upon compliance with certain conditions specified in the subordinated indenture. These conditions include, among other things, prior notice by the requisite percentage of holders of the capital securities, offer of indemnification to the subordinated indenture trustee, and failure of the subordinated indenture trustee to act for 60 days.

          Within 90 days after a default, the subordinated indenture trustee must give to the holders of the capital securities notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the subordinated indenture trustee may withhold such notice if it determines that such withholding is in the interest of such holders.

          If an event of default occurs in respect of any outstanding capital securities, the subordinated indenture trustee or the holders of at least 25% in principal amount of the outstanding capital securities may declare the principal amount, premium, if any and all unpaid and accrued interest (other than foregone interest in case of certain events of bankruptcy, insolvency or receivership, whether voluntary or not) to be due and payable immediately by written notice thereof to us, and to the subordinated indenture trustee if given by the holders of the capital securities, subject to the terms of the subordinated indenture. However, the payment of principal, premium, if any, and interest on the capital securities will remain subordinated to the extent provided in the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the capital securities may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on the capital securities have been cured or waived as provided in the subordinated indenture. See "— Modification and Waiver — Waiver of Default" in this prospectus supplement.

Satisfaction, Discharge and Defeasance

          The defeasance, satisfaction and discharge provisions of the subordinated indenture will apply to the capital securities. You should refer to the description of these provisions under "Description of Debt Securities of Protective — Defeasance and Covenant Defeasance" in the accompanying base prospectus.

Defeasance of Certain Covenants

          The subordinated indenture provides that we may elect to defease certain covenants with respect to any debt securities including the capital securities offered by this prospectus supplement from the date hereof. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such capital securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay and discharge the entire amount of principal and interest (including compounded interest) on such capital securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the subordinated indenture trustee an opinion of counsel stating that holders of the capital securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any capital securities and such capital securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such capital securities at their maturity but may not be sufficient to pay amounts due on the capital securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments.

Modification and Waiver

Modification of Subordinated Indenture

          The modification provisions of the subordinated indenture will apply to the capital securities. You should refer to the description of these provisions under "Description of Debt Securities of Protective — Modification of the Indentures" in the accompanying base prospectus.

          We may also modify the subordinated indenture, without your consent, to increase the share cap amount described under "— Alternative Coupon Satisfaction Mechanism."

Waiver of Default

          The holders of not less than a majority in aggregate principal amount of the capital securities then outstanding may, on behalf of the holders of all capital securities, waive any past default under the subordinated indenture except a default in the payment of principal, premium, if any, or any interest on the capital securities and a default in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the capital securities then outstanding.

Governing Law

          The subordinated indenture and the capital securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

          Upon issuance, the capital securities will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Initial settlement for the capital securities will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the capital securities. Unless and until it is exchanged in whole or in part for capital securities in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

          Beneficial interests in the capital securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

          So long as DTC, or its nominee, is a registered owner of a capital security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented by such capital security for all purposes under the subordinated indenture. Except as provided below, the actual owners of the capital securities represented by a capital security (the "beneficial owner") will not be entitled to have the capital securities represented by such capital security registered in their names, will not receive or be entitled to receive physical delivery of the capital securities in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.

          Accordingly, each person owning a beneficial interest in a capital security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "participant"), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the subordinated indenture. We understand that under existing industry practices, in the event that Protective requests any action of holders of the capital securities or that an owner of a beneficial interest that a holder is entitled to give or take under the subordinated indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The following is based on information furnished by DTC:

          DTC will act as securities depositary for the capital securities. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities will be issued for the capital securities in the aggregate principal amount of such issue, and will be deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC ("direct participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the NASD. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

          Purchases of the capital securities under DTC's system must be made by or through direct participants, which will receive a credit for the capital securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the capital securities, except in the limited circumstances that may be provided in the subordinated indenture.

          To facilitate subsequent transfers, all capital securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the capital securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the capital securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote with respect to the capital securities. Under its usual procedures, DTC mails an Omnibus Proxy to Protective as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

          Payments on the capital securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or Protective, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of Protective or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

          DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Protective or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. Protective may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

About the Trustee

          The Bank of New York is the junior subordinated indenture trustee and will be the principal paying agent and registrar for the capital securities. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates.

          The trustee may resign or be removed with respect to one or more series of debt securities under the subordinated indenture, and a successor trustee may be appointed to act with respect to such series.

Miscellaneous

          Protective will have the right at all times to assign any of its respective rights or obligations under the subordinated indenture to a direct or indirect wholly owned subsidiary of Protective; provided that, in the event of any such assignment, Protective will remain liable for all of its respective obligations. Subject to the foregoing, the subordinated indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The subordinated indenture provides that it may not otherwise be assigned by the parties thereto.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the capital securities. Except where noted, this discussion only applies to capital securities that are held as capital assets by U.S. Holders (as defined below) who purchase the capital securities upon their original issuance at their initial offering price. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, a bank, a life insurance company, a tax-exempt organization, a person that owns capital securities that are a hedge or that are hedged against interest rate risks, a person that owns capital securities as part of a straddle or conversion transaction for tax purposes, or a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

United States Holders

          This subsection describes the tax consequences to a U.S. Holder.

          As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a capital security that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust with respect to which (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

          If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds capital securities, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes), you should consult your own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of capital securities.

          Persons considering the purchase of capital securities should consult their own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of capital securities in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

  Classification of the Capital Securities

          The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the capital securities, and no rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS"). In connection with the issuance of the capital securities, Sullivan & Cromwell LLP, our special tax counsel, has advised us that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the subordinated indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the capital securities will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to challenge successfully the classification of the capital securities as indebtedness, interest payments on the capital securities would be treated for such purposes as dividends to the extent of our current or accumulated earnings and profits. We agree, and by acquiring a capital security each holder of a capital security will agree, to treat the capital securities as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes the capital securities will be respected as indebtedness for U.S. federal income tax purposes.

  Interest Income and Original Issue Discount

          Under applicable Treasury regulations, the possibility that interest on the capital securities might be deferred could result in the capital securities being treated as issued with original issue discount ("OID"), notwithstanding that the capital securities are issued at par, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral on the capital securities is remote within the meaning of the Treasury regulations and, therefore, that the possibility of such deferral will not result in the capital securities being treated as issued with OID. Based on the foregoing, we believe that, although the matter is not free from doubt, the capital securities will not be considered to be issued with OID. Accordingly, interest paid on the capital securities will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

          However, there can be no assurance that the IRS or a court will agree with this position. If the possibility of interest deferral were determined not to be remote, the capital securities would be treated as issued with OID at the time of issuance and all stated interest would be treated as OID. In such case, a U.S. Holder would be required to include stated interest in income as it accrues, regardless of its method of accounting, using a constant yield method, and actual cash payments of interest on the capital securities would not be reported as taxable income.

          Further, during any deferral period, the capital securities will be treated as issued with OID at the time of such deferral and all stated interest due after such deferral will be treated as OID. Consequently, a U.S. Holder of capital securities would be required to include OID in its gross income in the manner described above even though we would not make any actual cash payments during a deferral period.

  Sale, Exchange, Redemption or Retirement of the Capital Securities

          Upon the sale, exchange, redemption or retirement of a capital security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the U.S. Holder's income, which will be taxable as ordinary income) on the sale, exchange, redemption or retirement and such U.S. Holder's adjusted tax basis in the capital security. Assuming that we do not exercise our option to defer payment of interest on the capital securities and that the capital securities are not deemed to be issued with OID, a U.S. Holder's adjusted tax basis in the capital securities generally will be its initial purchase price. If the capital securities are deemed to be issued with OID, a U.S. Holder's tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that U.S. Holder's gross income to the date of disposition and decreased by payments received on the capital securities since and including the date that the capital securities were deemed to be issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. A U.S.

Holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to deduct capital losses is limited.

United States Alien Holders

          This subsection describes the tax consequences to a United States alien holder. A United States alien holder is the beneficial owner of the capital securities and, for United States federal income tax purposes is:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the capital securities.

          This subsection does not apply to U.S. Holders.

          Under United States federal income and estate tax law, and subject to the discussion of backup withholding below:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to a United States alien holder if, in the case of payments of interest:

  1.
  the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Protective stock entitled to vote,

  2.
  the holder is not a controlled foreign corporation that is related to Protective through stock ownership, and

  3.
  the U.S. payor does not have actual knowledge or reason to know that the holder is a United States person and:

  a.
  the United States alien holder has furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that it (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

  b.
  in the case of payments made outside the United States to a United States alien holder at an offshore account (generally, an account maintained by the holder at a bank or other financial institution at any location outside the United States), the holder has furnished to the U.S. payor documentation that establishes such holder's identity and status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

  c.
  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

  i.
  a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

  ii.
  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United

        States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

      iii.
      a U.S. branch of a non-United States bank or of a non-United States insurance company,

          and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

      d.
      the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

      i.
      certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from a United States alien holder by it or by a similar financial institution between it and such holder, and

      ii.
      to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

      e.
      the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the capital securities in accordance with U.S. Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that a United States alien holder realizes on the sale or exchange of its capital securities.

          Further, capital securities that are held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Protective entitled to vote at the time of death and

  •
  the income on the capital security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Information Reporting and Backup Withholding

          Information reporting requirements generally apply in connection with payments on the capital securities to, and the proceeds from a sale or other disposition of the capital securities by, non-corporate U.S. Holders. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its tax payer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

          In general, payments on the capital securities to, and the proceeds from a sale or other disposition of the capital securities by, United States alien holders will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "— United States Alien Holders" are satisfied or the holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the capital securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of capital securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that it is not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  the holder otherwise establishes an exemption.

          If the holder fails to establish an exemption and the broker does not possess adequate documentation of such holder's status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by a United States alien holder unless the broker has actual knowledge that the holder is a United States person.

          In general, payment of the proceeds from the sale of capital securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by a United States alien holder in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to a United States alien holder at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of capital securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

          In addition, payment of the proceeds from the sale of capital securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that a holder is a United States person and the documentation requirements described above (relating to a sale of capital securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

          THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

          For the offering of 7.25% capital securities due 2066 of Protective, Protective and the underwriters named below, for whom Goldman, Sachs & Co. is acting as representative, have entered into an underwriting agreement dated June 28, 2006 with respect to the capital securities. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of capital securities indicated in the following table:

Name	Principal Amount of Capital Securities
Goldman, Sachs & Co.	$30,333,350
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,333,325
Wachovia Capital Markets, LLC	30,333,325
Citigroup Global Markets Inc.	29,750,000
Morgan Stanley & Co. Incorporated	29,750,000
UBS Securities LLC	29,750,000
A.G. Edwards & Sons, Inc.	750,000
Banc of America Securities LLC	750,000
Barclays Capital Inc.	750,000
Bear, Stearns & Co. Inc.	750,000
Charles Schwab & Co., Inc.	750,000
Deutsche Bank Securities Inc.	750,000
FTN Financial Securities Corp.	750,000
H&R Block Financial Advisors, Inc.	750,000
Jefferies & Company, Inc.	750,000
J.P. Morgan Securities Inc.	750,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	750,000
Morgan Keegan & Company, Inc.	750,000
Oppenheimer & Co. Inc.	750,000
Pershing LLC	750,000
Piper Jaffray & Co.	750,000
Raymond James & Associates, Inc.	750,000
RBC Dain Rauscher Inc.	750,000
Sterne, Agee & Leach, Inc.	750,000
Stifel, Nicolaus & Company, Incorporated	750,000
SunTrust Capital Markets, Inc.	750,000
Wells Fargo Securities, LLC	750,000
Ferris, Baker Watts, Incorporated	500,000
J.J.B. Hilliard, W.L. Lyons, Inc.	500,000
Janney Montgomery Scott LLC	500,000
Keefe, Bruyette & Woods, Inc.	500,000
Mesirow Financial, Inc.	500,000
Ryan Beck & Co.	500,000
Synovus Securities Inc.	500,000
William Blair & Company, L.L.C.	500,000

Total	$200,000,000

          The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the capital securities if any capital securities are taken.

          Pursuant to the underwriting agreement, we have agreed not to sell or otherwise dispose of any securities of Protective that are substantially similar to the capital securities for a period of 30 days following the date of this prospectus supplement.

          The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to Protective.

	Per Capital Security	Total
Initial public offering price(1)	$25.00	$200,000,000
Underwriting discounts and commissions(2)	$0.78	$6,242,500
Proceeds, before expenses, to Protective(1)	$24.22	$193,757,500

(1)
The initial public offering prices set forth above do not include accrued interest, if any. Interest on the capital securities will accrue from July 3, 2006 and must be paid by the purchasers if the capital securities are delivered after such date.

(2)
Protective will pay total underwriting commissions of $6,242,500, which is $0.78 per capital security on average: For resales to retail investors, the underwriting commission will be $0.7875 per capital security, and for resales to certain institutions, the underwriting commission will be $0.50 per capital security.

          The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a selling concession of up to $0.50 per security (or $0.30 per capital security sold to certain institutions). Any such securities dealers may resell any capital securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.45 per security (or $0.25 per capital security sold to certain institutions). If all the capital securities are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

          We estimate that we will spend approximately $700,000 for printing, rating agency, trustees and legal fees and other expenses allocable to the offering.

          The capital securities are a new issue of securities with no established trading market. We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days of the initial delivery of the capital securities. We do not currently intend to list the capital securities on any other securities exchange. To meet one of the listing requirements for the New York Stock Exchange, the underwriters will undertake to sell capital securities to a minimum of 400 beneficial holders. The company has been advised by the underwriters that the underwriters intend to make a market in the capital securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the capital securities.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

          The capital securities are offered for sale only in those jurisdictions where it is legal to make such offers.

          In connection with the offering, the underwriters may purchase and sell capital securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of capital securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in progress.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased capital securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the capital securities. As a result, the price of the capital securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of capital securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of capital securities to the public in that Relevant Member State at any time:

            (a)     to legal entities that are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

            (b)     to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

            (c)     in any other circumstances which do not require the publication by Protective of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of capital securities to the public" in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

            (a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the capital securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

            (b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

          The capital securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the capital securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

          The capital securities have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities may not be circulated or distributed, nor may the capital securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the capital securities are subscribed or purchased under Section 275 by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the capital securities under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer or (3) by operation of law.

          From time to time, certain of the underwriters have provided, and may provide, various financial advisory, commercial lending or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In connection with the acquisition of the Chase Insurance Group, Goldman Sachs Credit Partners L.P. and Protective have entered into a commitment letter for a $750 million bridge financing facility. Each of Goldman Sachs Credit Partners L.P., Goldman, Sachs & Co. (which has acted as financial advisor to Protective in connection with the acquisition) and AFLIAC (which, immediately upon closing of the acquisition, is expected to enter into a reinsurance arrangement with Protective Life with respect to a portion of the acquired business) is a subsidiary of The Goldman Sachs Group, Inc. Merrill Lynch Bank USA, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is a lender to Protective's senior revolving credit facility.

VALIDITY OF THE CAPITAL SECURITIES

          The validity of the capital securities offered in this offering and certain tax matters will be passed upon for us by Sullivan & Cromwell LLP and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

          The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Protective incorporated in the accompanying base prospectus by reference to the Annual Report on Form 10-K of Protective for the year ended December 31, 2005, and the audited historical financial statements of the Chase Insurance Group incorporated in the accompanying base prospectus by reference to Protective's Current Report on Form 8-K dated June 26, 2006, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Protective Life Corporation
Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

PLC Capital Trust VI
PLC Capital Trust VII
PLC Capital Trust VIII
Preferred Securities
Guaranteed as Described in this Prospectus and the Accompanying Prospectus Supplement by
Protective Life Corporation

        By this prospectus, we may offer from time to time up to $750,000,000 of any combination of the securities described in this prospectus.

        We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

        Investing in these securities involves risks. Consider carefully the risk factors beginning on page 5 of this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement. Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Protective's common stock is listed on the New York Stock Exchange under the trading symbol "PL".

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2005.

TABLE OF CONTENTS
Prospectus

Forward-Looking Information	3
About This Prospectus	3
Where You Can Find More Information	4
Incorporation of Certain Documents by Reference	4
Risk Factors	5
Protective Life Corporation	13
The PLC Capital Trusts	13
Use of Proceeds	15
Consolidated Earnings Ratios	15
Description of Debt Securities of Protective	16
Description of Capital Stock of Protective	27
Description of Preferred Stock of Protective	28
Description of Common Stock of Protective	28
Description of Preferred Securities of the PLC Capital Trusts	36
Description of the Preferred Securities Guarantees	38
Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantees	41
Description of Stock Purchase Contracts and Stock Purchase Units	42
Plan of Distribution	43
Legal Matters	45
Experts	45
Independent Registered Public Accountants	45

FORWARD LOOKING INFORMATION

        This prospectus, the accompanying prospectus supplement and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective or any of our agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective and our agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, we may sell the securities described in this prospectus from time to time. This prospectus provides a general description of the securities we may offer. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time we offer to sell securities, we may also add to, update or change the information contained in this prospectus through a supplement to this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Before you agree to purchase any securities, you should read this prospectus and any prospectus supplement together with the information described under the heading "Where You Can Find More Information" on page 4. In this prospectus, "we," "us" or "Protective" refers to Protective Life Corporation.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Protective is not, and any of our agents or dealers are not, making an offer to sell the securities in any jurisdiction where the offer to sell the securities is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. Protective's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective. Protective is subject to the informational requirements of the Securities Exchange Act of 1934, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information Protective files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of Protective's documents upon payment of a duplicating fee, by writing to the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Protective filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information that we file with the SEC will automatically update and supersede the information in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2003; and

  •
  Protective's Quarterly Reports on Form 10-Q for the 3 month periods ended March 31, 2004, June 30, 2004 and September 30, 2004.

  •
  Protective's Current Reports on Form 8-K dated January 28, 2004, February 11, 2004, May 4, 2004, August 3, 2004, October 21, 2004, November 2, 2004, December 9, 2004, and December 20, 2004.

This prospectus also incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the securities offered pursuant to this prospectus. These documents contain important information about Protective and its finances.

        You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the information incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the document from which such information is incorporated.

        You may request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning to the following address or telephone number or visiting our website:

    Protective Life Corporation
    P. O. Box 2606
    Birmingham, Alabama 35202
    Attention: Investor Relations
    Tel: (205) 268-1000
    Fax: (205) 268-3023
    www.protective.com

RISK FACTORS

        Your investment in the securities will involve certain risks. This prospectus and any prospectus supplement do not describe all of those risks. The business, financial condition, results of operations and prospects of Protective may have changed since that date.

        In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus and any prospectus supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the securities is suitable for you. The securities will not be an appropriate investment for you if you are not knowledgeable about significant features of the securities or financial matters in general. You should not purchase securities unless you understand, and know that you can bear, these investment risks.

  Protective is exposed to the risks of natural disasters, malicious and terrorist acts that could adversely affect Protective's operations.

        While Protective has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no predictions of specific scenarios can be made nor can assurance be given that there are not scenarios that could have an adverse effect on Protective. A natural disaster or an outbreak of an easily communicable disease could adversely affect the mortality or morbidity experience of Protective or its reinsurers.

  Protective operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry.

        Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. Protective encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

        The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of Protective's products by substantially increasing the number and financial strength of potential competitors.

        Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies.

  A ratings downgrade could adversely affect Protective's ability to compete.

        Rating organizations periodically review the financial performance and condition of insurers, including Protective's subsidiaries. In recent years, downgrades of insurance companies have occurred with increasing frequency. A downgrade in the rating of Protective's subsidiaries could adversely affect Protective's ability to sell its products, retain existing business, and compete for attractive acquisition opportunities. Specifically, a ratings downgrade would materially harm Protective's ability to sell certain products, including guaranteed investment products and funding agreements.

        Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations' judgment of the rating to be assigned to the rated company. Protective cannot predict what actions the rating organizations may take, or what actions Protective may be required to take in response to the actions of the rating organizations, which could adversely affect Protective.

  Protective's policy claims fluctuate from period to period, and actual results could differ from its expectations.

        Protective's results may fluctuate from period to period due to fluctuations in policy claims received by Protective. Certain of Protective's businesses may experience higher claims if the economy is growing slowly or in recession, or equity markets decline.

        Mortality, morbidity, and casualty expectations incorporate assumptions about many factors, including for example, how a product is distributed, persistency and lapses, and future progress in the fields of health and medicine. Actual mortality, morbidity, and casualty claims could differ from expectations if actual results differ from those assumptions.

  Protective's results may be negatively affected should actual experience differ from management's assumptions and estimates.

        In the conduct of business, Protective makes certain assumptions regarding the mortality, persistency, expenses and interest rates, or other factors appropriate to the type of business it expects to experience in future periods. These assumptions are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, future earnings, and various components of Protective's balance sheet. Protective's actual experience, as well as changes in estimates, are used to prepare Protective's statements of income.

        The calculations Protective uses to estimate various components of its balance sheet and statements of income are necessarily complex and involve analyzing and interpreting large quantities of data. Protective currently employs various techniques for such calculations and it from time to time will develop and implement more sophisticated administrative systems and procedures capable of facilitating the calculation of more precise estimates.

        Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revision over time. Accordingly, Protective's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.

  The use of reinsurance introduces variability in Protective's statements of income.

        The timing of premium payments to, and receipt of expense allowances from, reinsurers may differ from Protective's receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of Protective's statements of income, and may also introduce variability in Protective's quarterly results.

  Protective could be forced to sell investments at a loss to cover policyholder withdrawals.

        Many of the products offered by Protective and its insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective and its insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. While Protective and its life insurance subsidiaries own a significant amount of liquid assets, a certain portion of their assets are relatively illiquid. If Protective or its subsidiaries experience unanticipated withdrawal or surrender activity, Protective or its subsidiaries could exhaust their liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms. If Protective or its subsidiaries are forced to dispose of assets on unfavorable terms, it could have an adverse effect on Protective's financial condition.

  Interest-rate fluctuations could negatively affect Protective's spread income or otherwise impact its business.

        Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Both rising and declining interest rates can negatively affect Protective's spread income. While Protective develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

        From time to time, Protective has participated in securities repurchase transactions that have contributed to Protective's investment income. Such transactions involve some degree of risk that the counterparty may fail to perform its obligations to pay amounts owed and the collateral has insufficient value to satisfy the obligation. No assurance can be given that such transactions will continue to be entered into and contribute to Protective's investment income in the future.

        Changes in interest rates may also impact its business in other ways. Lower interest rates may result in lower sales of certain of Protective's insurance and investment products. In addition, certain of Protective's insurance and investment products guarantee a minimum credited interest rate, and Protective could become unable to earn its spread income should interest rates decrease significantly.

        Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income Protective receives in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions and may result in lower sales of variable products.

        Additionally, Protective's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve) and relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of Protective's asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

        In general terms, Protective's results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped curve.

  Equity market volatility could negatively impact Protective's business.

        The amount of policy fees received from variable products is affected by the performance of the equity markets, increasing or decreasing as markets rise or fall. Equity market volatility can also affect the profitability of variable products in other ways.

        The amortization of deferred policy acquisition costs relating to variable products and the estimated cost of providing guaranteed minimum death benefits incorporate various assumptions about the overall performance of equity markets over certain time periods. The rate of amortization of deferred policy acquisition costs and the estimated cost of providing guaranteed minimum death benefits could increase if equity market performance is worse than assumed.

  A deficiency in Protective's systems could result in overpayments or underpayments of amounts owed to or by Protective and/or errors in Protective's critical assumptions or reported financial results.

        The business of insurance necessarily involves the collection and dissemination of large amounts of data using systems operated by Protective. Examples of data collected and analyzed include policy information, policy rates, expenses, mortality and morbidity experience. To the extent that data input errors, systems errors, or systems failures are not identified and corrected by Protective's internal controls, the information generated by the systems and used by Protective and/or supplied to business partners, policyholders, and others may be incorrect and may result in an overpayment or underpayment of amounts owed to or by Protective and/or Protective using incorrect assumptions in its business decisions or financial reporting.

        In the third quarter of 2002, Protective discovered that the rates payable on certain life insurance policies were incorrectly entered into its reinsurance administrative system in 1991. As a result, Protective overpaid to several reinsurance companies the reinsurance premiums related to such policies of approximately $94.5 million over a period of 10 years beginning in 1992. Protective has received payment from substantially all of the affected reinsurance companies.

  Insurance companies are highly regulated and subject to numerous legal restrictions and regulations.

        Protective and its subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of Protective's business, which may include, among other things, premium rates, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, and capital adequacy, and is concerned primarily with the protection of policyholders and other customers rather than share owners. At any given time, a number of financial and/or market conduct examinations of Protective's subsidiaries is ongoing. Protective is required to obtain state regulatory approval for rate increases for certain health insurance products, and Protective's profits may be adversely affected if the requested rate increases are not approved in full by regulators in a timely fashion. From time to time, regulators raise issues during examinations or audits of Protective's subsidiaries that could, if determined adversely, have a material impact on Protective. Protective cannot predict whether or when regulatory actions may be taken that could adversely affect Protective or its operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as health insurance and accounting or reserve requirements.

        Protective and its insurance subsidiaries may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act (ERISA). Severe penalties are imposed for breach of duties under ERISA.

        Certain policies, contracts, and annuities offered by Protective and its subsidiaries are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

        Other types of regulation that could affect Protective and its subsidiaries include insurance company investment laws and regulations, state statutory accounting practices, anti-trust laws, minimum solvency requirements, state securities laws, federal privacy laws, federal money laundering and anti-terrorism laws, and because Protective owns and operates real property state, federal, and local environmental laws. Protective cannot predict what form any future changes in these or other areas of regulation affecting the insurance industry might take or what effect, if any, such proposals might have on Protective if enacted into law.

  Protective is exposed to potential risks from recent legislation requiring companies to evaluate their internal control over financial reporting.

        Under Section 404 of the Sarbanes Oxley Act of 2002, effective at year-end 2004, Protective's auditors are required to attest to certain matters relating to Protective's control environment. The auditing profession is currently developing guidelines with respect to this process, and Protective, like other publicly traded companies, has no experience with this process. Protective believes that its control environment is effective; however, it is possible that adverse attestations with respect to either Protective, other companies in the industry, or in business in general could result in a loss of investor confidence and/or impact Protective or the environment in which it operates.

  Changes to tax law or interpretations of existing tax law could adversely affect Protective and its ability to compete with non-insurance products or reduce the demand for certain insurance products.

        Under the Internal Revenue Code of 1986, as amended (the "Code"), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, would be affected by the surrenders of existing annuity contracts and life insurance policies. For example, changes in laws or regulations could restrict or eliminate the advantages of certain corporate or bank-owned life insurance products. Recent changes in tax law, which have reduced the federal income tax rates on corporate dividends in certain circumstances, could make the tax advantages of investing in certain life insurance or annuity products less attractive. Additionally, changes in tax law based on proposals to establish new tax advantaged retirement and life savings plans, if enacted, could reduce the tax advantage of investing in certain life insurance or annuity products. In addition, life insurance products are often used to fund estate tax obligations. Legislation has been enacted that would, over time, reduce and eventually eliminate the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective is subject to the federal corporation income tax. Protective cannot predict what changes to tax law or interpretations of existing tax law could adversely affect Protective.

  Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

        A number of civil jury verdicts have been returned against insurers, broker-dealers, and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments.

        Group health coverage issued through associations has received some negative coverage in the media as well as increased regulatory consideration and review. Protective has a small closed block of group health insurance coverage that was issued to members of an association; a lawsuit is currently pending against Protective in connection with this business.

        Protective, like other financial services companies, in the ordinary course of business is involved in such litigation and arbitration. Although Protective cannot predict the outcome of any such litigation or arbitration, Protective does not believe that any such outcome will have a material impact on the financial condition or results of operations of Protective.

  The financial services and insurance industry is sometimes the target of law enforcement investigations.

        The financial services and insurance industry is sometimes the target of law enforcement investigations relating to the numerous laws that govern the financial services and insurance business. Protective cannot predict the impact of any such investigations on Protective or the industry.

  Protective's ability to maintain low unit costs is dependent upon the level of new sales and persistency of existing business.

        Protective's ability to maintain low unit costs is dependent upon the level of new sales and persistency (continuation or renewal) of existing business. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs.

        Additionally, a decrease in persistency may result in higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs, and lower reported earnings. Although many of Protective's products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered. Some of Protective's products do not contain surrender charge features and such products can be surrendered or exchanged without penalty. A decrease in persistency may also result in higher claims.

  Protective's investments are subject to market and credit risks.

        Protective's invested assets and derivative financial instruments are subject to customary risks of credit defaults and changes in market values. The value of Protective's commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties which Protective has financed. Factors that may affect the overall default rate on, and market value of, Protective's invested assets, derivative financial instruments, and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

  Protective may not realize its anticipated financial results from its acquisitions strategy.

        Protective's acquisitions have increased its earnings in part by allowing Protective to enter new markets and to position itself to realize certain operating efficiencies. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, or capital to fund acquisitions will continue to be available to Protective, or that Protective will realize the anticipated financial results from its acquisitions.

        Additionally, in connection with its acquisitions, Protective assumes or otherwise becomes responsible for the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on Protective.

  Protective is dependent on the performance of others.

        Protective's results may be affected by the performance of others because Protective has entered into various arrangements involving other parties. For example, most of Protective's products are sold through independent distribution channels, and variable annuity deposits are invested in funds managed by third parties. Additionally, Protective's operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

        Certain of these other parties may act on behalf of Protective or represent Protective in various capacities. Consequently, Protective may be held responsible for obligations that arise from the acts or omissions of these other parties.

        As with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors and financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect retention of existing business and future sales of Protective's insurance and investment products.

  Protective's reinsurers could fail to meet assumed obligations, increase rates or be subject to adverse developments that could affect Protective.

        Protective and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. Protective may enter into third-party reinsurance arrangements under which Protective will rely on the third party to collect premiums, pay claims, and/or perform customer service functions. However, notwithstanding the transfer of related assets or other issues, Protective remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.

        Protective's ability to compete is dependent on the availability of reinsurance. Premium rates charged by Protective are based, in part, on the assumption that reinsurance will be available at a certain cost. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective for the reinsurance. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable, or if a reinsurer should fail to meet its obligations, Protective could be adversely affected.

        Recently, certain commentators on the insurance industry have speculated that reinsurance might become more costly or less available in the future, which could have a negative effect on Protective's ability to compete. In recent years, the number of life reinsurers has decreased as the reinsurance industry has consolidated. The decreased number of participants in the life reinsurance market results in increased concentration risk for insurers, including Protective. In addition, some reinsurers have indicated an unwillingness to continue to reinsure new sales of long-term guarantee products. If the reinsurance market further contracts, Protective's ability to continue to offer its products on terms as favorable to Protective would be adversely impacted.

  Computer viruses or network security breaches could affect the data processing systems of Protective or its business partners.

        A computer virus could affect the data processing systems of Protective or its business partners, destroying valuable data or making it difficult to conduct business. In addition, despite our implementation of network security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems.

  Protective's ability to grow depends in large part upon the continued availability of capital.

        Protective has recently deployed significant amounts of capital to support its sales and acquisitions efforts. Capital has also been consumed as Protective increased its reserves on the residual value product. Although positive performance in the equity markets has recently allowed Protective to decrease its GMDB related policy liabilities and accruals, deterioration in these markets could lead to further capital consumption. Although Protective believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital available can vary significantly from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor within Protective's control. A lack of sufficient capital could impair Protective's ability to grow.

  New accounting rules or changes to existing accounting rules could negatively impact Protective.

        Like all publicly traded companies, Protective is required to comply with accounting principles generally accepted in the United States of America (GAAP). A number of organizations are instrumental in the development of GAAP such as the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), and the American Institute of Certified Public Accountants (AICPA). GAAP is subject to constant review by these organizations and others in an effort to address emerging issues and otherwise improve financial reporting. In this regard, these organizations adopt new accounting rules and issue interpretive accounting guidance on a continual basis. Protective can give no assurance that future changes to GAAP will not have a negative impact on Protective.

        In addition, Protective's insurance subsidiaries are required to comply with statutory accounting principles (SAP). SAP is subject to constant review by the NAIC and its committees as well as state insurance departments in an effort to address emerging issues and otherwise improve financial reporting. Protective can give no assurance that future changes to SAP will not have a negative impact on Protective.

  Our ability to pay principal, interest and/or dividends on offered securities is limited.

        Protective's ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes. Surplus notes are deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes. These payments may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective. Under Tennessee insurance laws, Protective's principal operating subsidiary, Protective Life Insurance Company generally may pay dividends to Protective only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve, or not disapprove within 30 days of notice, payment of an "extraordinary" dividend from Protective Life. Under Tennessee insurance laws, that term generally refers to a dividend that exceeds, together with all dividends paid by Protective Life within the previous 12 months, the greater of:

  •
  10% of Protective Life's surplus as regards policyholders at the preceding December 31; or

  •
  the net gain from operations of Protective Life for the 12 months ended on such December 31.

        No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective's insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

        In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective, as shareholder or holder of surplus notes, would be entitled to any payment. Creditors would have to be paid in full before the creditors of Protective, including holders of debt securities, would be entitled to receive any payment from the assets of such subsidiary.

PROTECTIVE LIFE CORPORATION

        Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. Protective Life Insurance Company, founded in 1907, is our principal operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000.

THE PLC CAPITAL TRUSTS

        Protective created PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, Delaware statutory trusts, pursuant to three separate declarations of trust.

        Each trust exists solely to:

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  issue and sell to the public its preferred securities, representing undivided beneficial interests in the assets of each trust;

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  issue and sell to us common securities, representing undivided beneficial interests in the assets of each trust;

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  use the gross proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of Protective's subordinated debt securities;

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  distribute the cash payments it receives from the corresponding subordinated debt securities it owns to you and the other holders of preferred securities and us, as holder of the common securities; and

  •
  engage in those other activities necessary or incidental to these purposes.

        All of the common securities of each trust will be directly or indirectly owned by Protective. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities of each trust will represent the remaining 97% of such trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Protective defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

        The preferred securities of each trust will be guaranteed by Protective as described later in this prospectus.

        Each trust has a term of approximately 55 years, but may earlier terminate as provided in its declaration. Each trust's business and affairs will be conducted by the trustees appointed by Protective, as the direct or indirect holder of all the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The duties and obligations of the trustees shall be governed by the declaration of trust for such trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Protective. One trustee of each trust will be a financial institution which will be unaffiliated with Protective and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

        Protective will pay all fees and expenses related to the trusts and the offering of preferred securities and common securities, the payment of which will be guaranteed by Protective. The office of the Delaware trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Each trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and each trust's telephone number is (205) 268-1000.

        The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons summarized above.

USE OF PROCEEDS

        Except as otherwise described in a prospectus supplement, the Trusts will use the proceeds from the sale of any preferred securities, together with any capital contributed in respect of common securities, to invest in Protective's subordinated debt securities. We intend to use the net proceeds from any sale of our securities offered by this prospectus for general corporate purposes unless otherwise specified in a prospectus supplement relating to such securities. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth, for the years and periods indicated, Protective's ratios of:

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  consolidated earnings to fixed charges;

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  consolidated earnings to fixed charges before interest credited on investment products.

        The subordinated debt securities included in the ratio calculations below comprise the following securities:

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  9% Subordinated Debentures, Series A;

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  8 1/4% Subordinated Debentures, Series B;

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  6 1/2% Subordinated Debentures, Series C;

  •
  7 1/2% Subordinated Debentures, Series D;

  •
  7 1/4% Subordinated Debentures, Series E; and

  •
  6 1/8% Subordinated Debentures, Series F.

        We calculate the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income before income tax (BT), interest expense on debt and subordinated debt securities and imputed interest on operating leases (I) and interest credited on investment products (IP) by the sum of interest expense on debt and subordinated debt securities and imputed interest on operating leases (I) and interest credited on investment products (IP). The formula of this ratio is: (BT+I+IP)/ (I+IP). Protective continues to sell investment products that credit interest to the contract holder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contract holders more than offsets the effect of the increases in earnings.

        We calculate the ratio of "Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income before income tax (BT) and interest expense on debt and subordinated debt securities and imputed interest on operating leases (I) by interest expense on debt and subordinated debt securities and imputed interest on operating leases. The formula for this calculation, therefore, would be: (BT+I)/I.

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Ratio of Consolidated Earnings to Fixed Charges	1.6	1.4	1.5	1.3	1.2	1.3	1.5
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products	8.7	7.4	8.0	7.0	6.0	6.7	6.8

DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE

        The senior debt securities are to be issued in one or more series under the senior indenture, dated as of June 1, 1994, between Protective and The Bank of New York, as trustee, as supplemented by:

  •
  Supplemental Indenture No. 1, dated as of July 1, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1996;

  •
  Supplemental Indenture No. 3, dated as of September 15, 1996;

  •
  Supplemental Indenture No. 4, dated as of November 15, 1996;

  •
  Supplemental Indenture No. 5, dated as of December 1, 1996;

  •
  Supplemental Indenture No. 6, dated as of March 20, 2000;

  •
  Supplemental Indenture No. 7, dated as of December 14, 2000;

  •
  Supplemental Indenture No. 8, dated as of February 28, 2001;

  •
  Supplemental Indenture No. 9, dated as of May 23, 2003; and

  •
  Supplemental Indenture No. 10, dated as of October 21, 2004.

        The subordinated debt securities are to be issued under the subordinated indenture, dated as of June 1, 1994, between Protective and The Bank of New York, successor to AmSouth Bank by transfer of assets, successor by merger to AmSouth Bank of Alabama, successor by conversion of charter, to AmSouth Bank N.A., as trustee, as amended and supplemented by:

  •
  Supplemental Indenture No. 1, dated as of June 9, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1994;

  •
  Supplemental Indenture No. 3, dated as of April 29, 1997;

  •
  Supplemental Indenture No. 4, dated as of November 20, 1997;

  •
  Supplemental Indenture No. 5, dated as of August 22, 2001;

  •
  Supplemental Indenture No. 6, dated as of September 25, 2002; and

  •
  Supplemental Indenture No. 7, dated as of January 27, 2004.

Copies of the indentures have been filed as exhibits to the registration statement which includes this prospectus.

        The following summary relating to the debt securities and provisions of the indentures is not meant to be a complete description and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, as they may be amended or supplemented from time to time. Whenever particular sections or defined terms of the indentures, as they may be amended or supplemented from time to time, are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference.

General

        The debt securities will be unsecured obligations of Protective. The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of Protective. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all present and future senior indebtedness of Protective. See "Subordination under the Subordinated Indenture". The indentures do not limit the aggregate amount of debt securities which may be issued. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective or any of Protective's subsidiaries.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, including:

  •
  the title;

  •
  any limit upon the amount that may be issued;

  •
  the date or dates on which the principal of and premium, if any, will mature or the method of determining such date or dates;

  •
  the interest rate or rates, which may be fixed or variable, if any, or the method of calculating such rate or rates;

  •
  the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, will be payable and the record date or dates for such payment;

  •
  the place or places where principal of, premium, if any, and interest, if any, will be payable;

  •
  the period(s) within which, the price(s) at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of Protective;

  •
  any mandatory or optional sinking fund provisions or any provisions or obligations for redeeming the securities and other related terms and provisions;

  •
  the denominations in which such debt securities are authorized to be issued;

  •
  the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether Protective or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

  •
  if the amount of principal of, or any premium or interest on, any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon the acceleration of maturity or the method by which such portion shall be determined;

  •
  if the principal amount payable at the stated maturity of any of such debt securities cannot be determined as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

  •
  the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of Protective specified in the indenture with respect to such debt securities;

  •
  the application, if any, of such means of defeasance or covenant defeasance as may be specified for such debt securities;

  •
  whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities;

  •
  in the case of the subordinated indenture, the terms, if any, upon which the holders may convert or exchange such debt securities into or for common stock of Protective or other securities or property; and

  •
  any other terms not inconsistent with the terms of the indentures pertaining to such debt securities. (Section 3.1 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form, the prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, which apply to any such debt securities and to payment on and transfer and exchange of such debt securities. Bearer debt securities will be transferable by delivery. (Section 3.5 of each indenture.)

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

        If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the prospectus supplement will set forth the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies.

        If any index is used to determine the amount of principal payments, premium, if any, or interest on any series of debt securities, the prospectus supplement will describe the special federal income tax, accounting and other considerations applicable.

        The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Protective that may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

        Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Protective maintained for that purpose as Protective may designate from time to time. Protective may also make interest payments, if any, on debt securities in registered form:

  •
  by checks mailed to the holders of debt securities at their registered addresses; or

  •
  by wire transfer to an account maintained by the holder as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.)

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

        Payment on debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States appointed by Protective from time to time. The prospectus supplement will name the initial paying agents outside the United States for a series of debt securities. Protective may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable as registered securities, Protective will be required to maintain at least one paying agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, Protective will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons may be presented and surrendered for payment. (Section 9.2 of each indenture.)

        All moneys paid by Protective to the debt trustees or a paying agent for the payment of the principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years will be repaid to Protective. The holder of a debt security may look only to Protective for payment after such time. (Section 9.3 of each indenture.)

        Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency Protective designates from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository which will be named in the applicable prospectus supplement. In such a case, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or securities. (Section 3.3 of each indenture.) Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global debt security may not be transferred or exchanged except (1) as a whole among the depository for such global debt security and its nominee and/or their successors and (2) in the circumstances described in the applicable prospectus supplement. (Section 3.5 of each indenture.)

        The applicable prospectus supplement will describe the specific terms of the depository arrangement with respect to any portion of a series of debt securities to be listed in global form. Protective expects that the following provisions will apply to depository arrangements.

        Upon the issuance of any global debt security, and the deposit of such global debt security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with the depository or its nominee. These institutions are referred to as "participants." The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by Protective, if such debt securities are offered and sold directly by Protective. Only participants or persons that hold interests through participants may have beneficial ownership interests in a global debt security. The depository or its nominee will maintain records of the ownership of beneficial interests held by participants. Participants will maintain records of the beneficial ownership interests of persons that hold through them. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above limitations and such laws may impair the ability to transfer beneficial interests in such global debt securities.

        So long as the depository, or its nominee, is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities for all purposes under each indenture. (Section 3.8 of each indenture.) Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders for any purposes under the relevant indenture. (Section 3.5 of each indenture.)

        Each person owning a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Protective understands that, under existing industry practices, if Protective requests any action of holders or any owner of a beneficial interest in a global debt security desires to give any notice or take any action a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a global debt security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the registered owner of such global debt security.

        Protective expects that the depository for any debt securities issued in global form, will immediately credit participants' accounts with payments of principal, premium or interest, in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. Protective also expects that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depository from time to time. None of Protective, the respective debt trustee or any agent of Protective or the respective debt trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities issued in global form notifies Protective that it is unwilling or unable to continue as depository and a successor depository is not appointed by Protective within 90 days, Protective will issue such debt securities in definitive certificated form in exchange for such global debt security. In addition, Protective may at any time and in its sole discretion determine not to have any of the debt securities of a series issued in global form and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the global debt securities representing such debt securities. (Section 3.5 of each indenture.)

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4 of each indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities.

Consolidation, Merger or Sale by Protective

        Under the terms of each indenture, Protective is prohibited from consolidating with or merging into any other corporation or from selling its assets substantially as an entirety, unless:

  •
  the corporation formed by such consolidation or into which Protective is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of Protective under each indenture;

  •
  immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing; and

  •
  if, as a result of such transaction, properties or assets of Protective would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the debt securities of any series, Protective or its successor shall take steps necessary to secure such debt securities equally and ratably with all indebtedness secured thereby.

        Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective is merged or to which such sale is made, shall succeed to and be substituted for Protective under each indenture. (Section 7.1 of each indenture.)

Events of Default, Notice and Certain Rights on Default

        Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Protective, and to the trustee for such series, if notice is given by such holders of debt securities, may declare the principal of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable. However, with respect to any debt securities, including subordinated debt securities, issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article 12 of the subordinated indenture. (Section 5.2 of each indenture.)

        The following are events of default with respect to debt securities unless otherwise provided in a prospectus supplement relating to the debt securities of a particular series:

  •
  default for 30 days in payment of any interest on any debt security of that series or any applicable coupon or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

  •
  default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

  •
  default for 60 days after notice to Protective by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in the performance of any other agreement in the debt securities of that series, in the indenture or in any supplemental indenture or board resolution referred to therein under which the debt securities of that series may have been issued;

  •
  default in payment of principal relating to indebtedness of Protective and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the respective trustee or to Protective and the respective trustee by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding; provided that such event of default will be remedied, cured or waived if the default that resulted in such event of default is remedied, cured or waived; and

  •
  certain events of bankruptcy, insolvency or reorganization of Protective or Protective Life Insurance Company. (Section 5.1 of each indenture.)

Events of default with respect to a specified series of debt securities may be added to the indenture and will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1 (7) of each indenture.)

        Each indenture provides that the respective trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived. However, except in the case of a default in payment on the debt securities of that series, the respective trustee may withhold the notice if and so long as the Board of Directors of Protective, the executive committee thereof or a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. (Section 6.6 of each indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1 of each indenture.)

        Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8 of each indenture.)

        Each indenture includes a covenant that Protective will file annually with the respective trustee a certificate as to Protective's compliance with all conditions and covenants of such indenture. (Section 9.6 of each indenture.)

        The holders of a majority in aggregate principal amount of any series of debt securities by written notice to the trustee for such series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Protective and the respective debt trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

  •
  to evidence the succession of another corporation to Protective and the assumption of the covenants of Protective by a successor to Protective;

  •
  to add to the covenants of Protective or surrender any right or power of Protective;

  •
  to add additional events of default with respect to any series of debt securities;

  •
  to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  to change or eliminate any provision affecting only debt securities not yet issued;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities;

  •
  to evidence and provide for successor debt trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  •
  if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

  •
  to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such indenture or to cure any ambiguity or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series then outstanding; or

  •
  in the case of the subordinated indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debentures of any series then outstanding (and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, not adverse to the holders of such preferred securities). (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Protective and the respective debt trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by such supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series, except that, without the consent of the holder of each debt security so affected, no such supplemental indenture may:

  •
  change the time for payment of principal or premium, if any, or interest on any debt security;

  •
  reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or indexed security;

  •
  change the currency or currency unit in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  •
  change the obligation of Protective to maintain an office or agency in the places and for the purposes specified in such indenture;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debentures of any series then outstanding, and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, adverse to the holders of such preferred securities; or

  •
  modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each indenture.)

Subordination under the Subordinated Indenture

        In the subordinated indenture, Protective has covenanted and agreed that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. The subordinated indenture defines the term "senior indebtedness" as the principal, premium, if any, and interest on:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

        The senior indebtedness shall continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

        No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

  •
  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  •
  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Protective by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

        All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective on account of subordinated debt securities in the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

  •
  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by Protective for the benefit of creditors; or

  •
  any other marshalling of the assets of Protective.

In any such event, payments or distributions which would otherwise be made for subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing between these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on subordinated debt securities are in the form of Protective's securities or those of any other corporation under a plan or reorganization or adjustment and are subordinate to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of Protective.

        Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of Protective's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of subordinated debt securities.

        The subordinated indenture provides that the foregoing subordination provisions, may be changed prior to the issuance of any subordinated debt securities. The prospectus supplement relating to such subordinated debt securities would describe any such change.

        The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, Protective may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as otherwise provided in the relevant indenture ("defeasance"); or

  •
  to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant debt trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

        As a condition to defeasance or covenant defeasance, Protective must deliver to the relevant debt trustee an officer's certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. Additional conditions to defeasance include:

  •
  delivery by Protective to the relevant debt trustee of an officer's certificate to the effect that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance;

  •
  no event of default with respect to such debt securities or any other debt securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy events of default, at any time on or prior to the 90th day after the date of such defeasance; and

  •
  such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each indenture.)

If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable. (Sections 1.1 and 3.1 of each indenture.)

        In addition, with respect to the subordinated indenture, in order to be discharged:

  •
  no event or condition shall exist that, pursuant to certain provisions described under "—Subordination under the Subordinated Indenture" above, would prevent Protective from making payments of principal of, and premium, if any, and interest on subordinated debt securities and applicable coupons at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

  •
  Protective shall deliver to the trustee under the subordinated indenture an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of senior indebtedness, and after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective, then the trustee under the subordinated indenture and the holders of subordinated debt securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the subordinated indenture.)

        Protective may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If Protective exercises its defeasance option, payment of such debt securities may not be accelerated because of an event of default. If Protective exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Notices

        Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the register for the relevent series of debt securities. (Section 1.6 of each indenture)

Title

        Protective, the debt trustee and any agent of Protective or the debt trustee may treat the person in whose name a debt security is registered as the absolute owner thereof, whether or not such debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of each indenture.)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

The Trustee

        The Bank of New York is the trustee under the senior indenture and the subordinated indenture. Protective may also maintain banking and other commercial relationships with The Bank of New York and its affiliates in the ordinary course of business. The Bank of New York is also the registrar and transfer agent for Protective's common stock. The indentures contain certain limitations on the right of The Bank of New York, should it become a creditor of Protective, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Bank of New York will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities, it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE

Authorized and Outstanding Capital Stock

        The authorized capital stock of Protective is 164,000,000 shares, consisting of:

  •
  3,600,000 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding as of November 30, 2004;

  •
  400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of November 30, 2004; and

  •
  160,000,000 shares of common stock, par value $.50 per share, of which 69,449,889 shares, as well as the same number of rights ("Rights") to purchase shares of Junior Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, were outstanding as of November 30, 2004.

        In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

  •
  the 1998 Restated Certificate of Incorporation of Protective;

  •
  the 2004 Amended and Restated Bylaws of Protective; and

  •
  the Rights Agreement.

Copies of each of these documents are filed as exhibits to the registration statement which includes this prospectus.

        No holders of any class of Protective's capital stock are entitled to preemptive rights.

DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE

        The particular terms of any series of preferred stock to be offered pursuant to this prospectus will be set forth in a prospectus supplement. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

DESCRIPTION OF COMMON STOCK OF PROTECTIVE

General

        Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol "PL."

Potential Anti-takeover Effect of Protective's Restated Certificate of Incorporation

        The provisions of Protective's certificate of incorporation that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

        Issuance of Preferred Stock.    Pursuant to the certificate of incorporation, the Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

        Business Combinations.    Protective's certificate of incorporation contains a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner, together with affiliates and associates of such person, of at least 20 percent of Protective's voting stock) be approved by the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

  (1)
  at least a majority of the "continuing directors" of Protective

    •
    has expressly approved in advance the acquisition of Protective's voting stock that caused the related person involved in the business combination to become a related person; or

    •
    has approved the business combination; or

  (2)
  the business combination is either a "reorganization" or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective's common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

        Protective's certificate of incorporation contains the following definitions:

        "Business combination" means:

  •
  any reorganization of Protective or a subsidiary of Protective with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "substantial part" of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

  •
  any reorganization of a related person with or into Protective or a subsidiary of Protective;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

  •
  the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

  •
  any reclassification of Protective's securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

  •
  any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

        For purposes of Protective's certificate of incorporation, "continuing director" means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

        "Substantial part" means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

        Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of Protective's voting stock held by holders other than such related person.

Share Purchase Rights Plan

        On August 7, 1995, the Board of Directors of Protective declared a dividend distribution of one Right for each outstanding share of common stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right currently entitles the registered holder to purchase from Protective, under certain circumstances, one two-hundredth of a share of Junior Preferred Stock at a purchase price of $55 per one two-hundredth of a share of Junior Preferred Stock, subject to adjustment.

        The Rights will be evidenced, with respect to any of the common stock certificates outstanding as of August 18, 1995, by such common stock certificate with a copy of a "Summary of Rights" attached thereto until the earlier to occur of:

  •
  ten business days following the time of a public announcement or notice to Protective that a person or group of affiliated or associated persons (an "acquiring person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective (the "stock acquisition time"); or

  •
  ten business days, or such later date determined by the Board of Directors, following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding common stock.

        The earlier of these dates is referred to as the "distribution date".

        The Rights Agreement provides that, until the distribution date, the Rights will be transferred with and only with the common stock. Until the distribution date, or earlier redemption or expiration of the Rights, new common stock certificates issued after August 18, 1995, upon transfer or new issuance of the common stock, will contain a notation incorporating the Rights Agreement by reference. Until the distribution date, or earlier redemption or expiration of the Rights, the surrender for transfer of any of the common stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

        The Rights are not exercisable until the distribution date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective as described below or extended.

        To prevent dilution, the purchase price payable and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the following events:

  •
  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock;

  •
  upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock; or

  •
  upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets, excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock, or of subscription rights or warrants, other than those referred to above.

The number of Rights and number of shares of Junior Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the common stock prior to the distribution date.

        With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the common stock on the last trading date prior to the date of exercise.

        In the event that after the stock acquisition time, Protective is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than the acquiring person, upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective were the surviving corporation in a merger and its common stock was changed or exchanged, proper provision shall be made so that each holder of a Right, other than the acquiring person, will thereafter have the right to receive upon exercise, that number of shares of the common stock having a market value of two times the exercise price of the Right.

        In the event that a person or group becomes an acquiring person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price and on terms which are determined to be fair and in the best interests of Protective and its stockholders by a majority of the members of the Board of Directors of Protective who are not acquiring persons or representatives or nominees of or affiliated or associated with an acquiring person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of common stock having a market value, as defined in the Rights Agreement, of two times the exercise price of the Right. A person or group will not be deemed to be an acquiring person if the Board of Directors of Protective determines that such person or group became an acquiring person inadvertently and such person or group promptly divests itself of a sufficient number of shares of common stock so that such person or group is no longer an acquiring person.

        At any time prior to the earlier of (1) the stock acquisition time and (2) August 18, 2005, Protective, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon the action of the Board of Directors electing to redeem the Rights or at such time subsequent to such action as the Board of Directors may determine, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive this redemption price.

        At any time after a person becomes an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding common stock of Protective, the Board of Directors of Protective may exchange the Rights, other than Rights beneficially owned by such person which have become void, in whole or in part, for common stock of Protective at an exchange ratio of one share of common stock per Right, subject to adjustment. Protective may at its option substitute shares of Junior Preferred Stock, or other series of substantially similar preferred stock of Protective, for some or all of the shares of common stock exchangeable for Rights, at an exchange ratio of one two-hundredth of a share of Junior Preferred Stock, or such other series of preferred stock, for each share of common stock to be exchanged.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective, other than rights resulting from such holder's ownership of shares of common stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock, or other consideration, of Protective or for common stock of the acquiring company as set forth above.

        The Rights and the Rights Agreement can be amended by Protective's Board of Directors in any respect, including, without limitation, any extension of the period in which the Right certificates may be redeemed, at any time prior to the stock acquisition time. From and after such time, without the approval of the stockholders of Protective or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order to:

  •
  cure any ambiguity;

  •
  correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement;

  •
  shorten or lengthen any time period under the Rights Agreement; or

  •
  make any changes or supplements which Protective may deem necessary or desirable which shall not adversely affect the interests of the holders of Right certificates, other than an acquiring person or an affiliate or associate of any such person.

        Any such action by the Board of Directors must have the concurrence of a majority of the continuing directors and the continuing directors must constitute a majority of directors then in office. However, the Rights Agreement may not be supplemented or amended to lengthen:

  •
  a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable; or

  •
  any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights, other than an acquiring person or an affiliate or associate of any such person.

        For purposes of the Rights Agreement, the term "continuing director" means any member of the Board of Directors of Protective who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the continuing directors, but shall not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative of the foregoing entities.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective which are not approved by Protective's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective's Board of Directors.

        The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the registration statement which includes this prospectus. A copy of the Rights Agreement can be obtained as described under "Where You Can Find More Information."

Description of Junior Preferred Stock

        General.    In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective's Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Protective's certificate of incorporation and the certificate of designation relating to the Junior Preferred Stock which are filed as exhibits to the registration statement which includes this prospectus.

        Ranking.    The Junior Preferred Stock shall rank junior to all other series of Protective's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Dividends and Distributions.    Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

        Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

        Voting Rights.    The holders of shares of Junior Preferred Stock shall have the following voting rights:

  •
  subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

  •
  except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

  •
  except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

        Liquidation, Dissolution or Winding Up.    Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

        Consolidation, Merger, etc.    In case Protective shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

        Certain Restrictions.    Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

  •
  declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

  •
  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  •
  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

  •
  purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

        Redemption.    The shares of Junior Preferred Stock are not redeemable.

Certain Limitations on Dividends and Other Payments

        Under the terms of the 7 1/2% Subordinated Debentures, Series D, the 7 1/4% Subordinated Debentures, Series E, and the 6 1/8% Subordinated Debentures, Series F, Protective has the right to extend the interest payment period with respect to the Series D, E and F Debentures. During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, see "Description of Debt Securities of Protective—Events of Default, Notice and Certain Rights on Default") under the Series D, E and F Debentures, Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or making any guarantee payments with respect to the foregoing, with certain limited exceptions.

DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS

General

        The declarations of trust of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII authorize each trust to issue one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Protective. The subordinated debt securities will be held in trust by the trust's institutional trustee for the benefit of the holders of such preferred and common securities. The declarations of trust have been qualified as indentures under the Trust Indenture Act. The institutional trustee for each trust, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the preferred securities, to be issued by each trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities of the applicable trust will provide specific terms, including:

  •
  the distinctive designation of such preferred securities;

  •
  the number of preferred securities issued by such trust;

  •
  the annual distribution rate (or method of determining such rate) for preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such preferred securities shall be payable on a quarterly basis to holders of such preferred securities as of a record date in each quarter during which such preferred securities are outstanding;

  •
  whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

  •
  the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

  •
  the obligation, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among Protective and the underwriters based on, among other factors, redemption prices of securities similar to the preferred securities and market conditions generally);

  •
  the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by PLC Capital Trusts VI, VII or VIII, or of all, as a condition to specified action or amendments to the declaration of trust of such trust;

  •
  the terms and conditions, if any, upon which Protective's subordinated debt securities may be distributed to holders of preferred securities;

  •
  if applicable, any securities exchange upon which the preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust not inconsistent with the declaration of trust of such trust or with applicable law.

        All preferred securities will be guaranteed by Protective to the extent set forth below under "Description of the Preferred Securities Guarantees." The guarantee of Protective, when taken together with Protective's obligations under its subordinated debt securities and the relevant supplemental indenture, and its obligations under each declaration of trust, including obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to preferred securities and common securities, would provide a full and unconditional guarantee of amounts due on preferred securities issued by the trusts. The prospectus supplement will describe any United States federal income tax considerations applicable to any offering of preferred securities.

        In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. All of the common securities of each trust will be directly or indirectly owned by Protective.

Enforcement of Certain Rights by Holders of Preferred Securities

        If an event of default occurs, and is continuing, under the declaration of trust of PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related subordinated debt securities of Protective against Protective. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power that the institutional trustee holds under the declaration of trust, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of Protective's subordinated debt securities.

        If such a default occurs and the event is attributable to Protective's failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of subordinated debt securities. Protective will be subrogated to the holder's rights under the applicable declaration of trust to the extent of any payment it makes to the holder in connection with such a direct action.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees which will be executed and delivered by Protective for the benefit of the holders from time to time of preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

        Pursuant to each guarantee, Protective will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by PLC Capital Trusts VI, VII or VIII, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert:

  •
  any accrued and unpaid distributions which are required to be paid on such preferred securities, to the extent such trust shall have funds available;

  •
  the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such trust has funds available with respect to any preferred securities called for redemption by such trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available; and

  (2)
  the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

        Protective's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the company to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

        Each guarantee will be a guarantee with respect to the preferred securities issued by the applicable trust, but will not apply to any payment of distributions except to the extent such trust shall have funds available therefor. If Protective does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with Protective's obligations under the subordinated debt securities, the subordinated indenture, and the declaration of trust will provide a full and unconditional guarantee on a subordinated basis by Protective of payments due on the Preferred Securities.

        Protective will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the subordinated debt securities indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

        In each guarantee, Protective will covenant that, so long as any preferred securities issued by the applicable trust remain outstanding, if any event that would constitute an event of default under such guarantee or the declaration of such trust has occurred, then:

  •
  Protective shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than:

  (1)
  purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective of its obligations under any employee benefit plans or the satisfaction by Protective of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock;

  (2)
  as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective capital stock for another class or series of Protective capital stock;

  (3)
  the purchase of fractional interests in shares of Protective capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective capital stock or the security being converted or exchanged; and

  (4)
  redemptions or purchases pursuant to Protective's Rights Agreement, dated August 7, 1995, between Protective and The Bank of New York as Successor Rights Agent to AmSouth Bank as Rights Agent;

  •
  Protective shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective which rank equally with or junior to the related subordinated debt securities of Protective; and

  •
  Protective shall not make any guarantee payments with respect to the foregoing, other than pursuant to a guarantee of preferred securities or common securities, or Protective's guarantees with respect to:

  (1)
  PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities and Common Securities;

  (2)
  PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities and Common Securities; and

  (3)
  PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities and Common Securities.

Modification of the Preferred Securities Guarantees; Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. All guarantees and agreements contained in a guarantee shall bind the successors, assigns, receivers, trustees and representatives of Protective and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding.

Termination

        Each guarantee will terminate as to the preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

Events of Default

        An event of default under a guarantee will occur upon the failure of Protective to perform any of its payment or other obligations thereunder.

        The holders of a majority in liquidation amount of the preferred securities to which such guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trustee under such guarantee. If the trustee fails to enforce such guarantee, any holder of preferred securities to which such guarantee relates may institute a legal proceeding directly against Protective to enforce such holder's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the trustee or any other person or entity. Notwithstanding the foregoing, if Protective has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Protective for enforcement of the guarantee for such payment. Protective waives any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against Protective.

Status of the Preferred Securities Guarantees

        The guarantees will constitute unsecured obligations of Protective and will rank as follows:

  •
  subordinate and junior in right of payment to all present and future senior indebtedness, as such term is defined in Protective's subordinated indenture, see "Description of Debt Securities of Protective—Subordination under the Subordinated Indenture;"

  •
  equally with:

  (1)
  Protective's guarantees with respect to the common securities of PLC Capital Trusts VI, VII and VIII;

  (2)
  subordinated debt securities, see "Description of Debt Securities—Subordination under the Subordinated Indenture;"

  (3)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities;

  (4)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Common Securities;

  (5)
  Protective's 7 1/2% Subordinated Debentures, due August 22, 2031, Series D;

  (6)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities;

  (7)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Common Securities;

    (8)
    Protective's 7 1/4% Subordinated Debentures, due September 25, 2032, Series E;

    (9)
    Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities;

    (10)
    Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Common Securities;

    (11)
    Protective's 6 1/8% Subordinated Debentures, due November 1, 2034, Series F; and

    (12)
    any other liabilities or obligations that may have equal ranking by their terms; and

  •
  senior to Protective's common stock, the most senior preferred or preference stock now or hereafter issued by Protective and with any guarantee now or hereafter entered into by Protective in respect to any preferred or preference stock of any affiliate of Protective.

        The terms of the preferred securities provide that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the guarantee relating thereto.

        The guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

        The trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Governing Law

        The guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
AND THE PREFERRED SECURITIES GUARANTEES

        As set forth in the declarations of trust, the sole purpose of PLC Capital Trusts VI, VII, and VIII is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in Protective's subordinated debt securities.

        As long as payments of interest and other payments are made when due on the subordinated debt securities held by the trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

  •
  the aggregate principal amount of such subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

  •
  the interest rate and the interest and other payment dates on such subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

  •
  Protective shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

  •
  the declaration of trust of each trust further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

        Payments of distributions (to the extent funds therefore are available) and other payments due on the preferred securities (to the extent funds therefore are available) are guaranteed by Protective as and to the extent set forth under "Description of Preferred Securities Guarantees." If Protective does not make interest payments on the subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the guarantee will not apply, since the guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Protective has made a payment of interest or principal on the subordinated debt securities held by the applicable trust as its sole asset. However, the guarantee, when taken together with Protective's obligations under the subordinated debt securities and the subordinated indenture and its obligations under the declaration of trust, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by Protective of amounts due on the preferred securities.

        If Protective fails to make interest or other payments on the subordinated debt securities when due, taking account of any extension period, the declarations of trust provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the institutional trustee to enforce its rights under the subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the subordinated debt securities. In connection with such direct action, Protective will be subrogated to the rights of such holder of preferred securities under the declaration of trust to the extent of any payment made by Protective to such holder of preferred securities in such direct action. Protective, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Protective fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against Protective to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

        Protective and each of PLC Capital Trusts VI, VII and VIII believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective on a subordinated basis of payments due on the preferred securities. See "Description of the Preferred Securities Guarantee—General."

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Protective may issue stock purchase contracts, representing contracts obligating holders to purchase from Protective, and Protective to sell to the holders, a specified number of shares of Protective's common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities of Protective or preferred securities of PLC Capital Trusts VI, VII or VIII or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the purchase contracts. The stock purchase contracts may require Protective to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

        Protective may sell any of the debt securities, preferred stock, common stock, stock purchase contracts and stock purchase units, and PLC Capital Trusts VI, VII, or VIII may sell any of the preferred securities, being offered hereby in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; and

  •
  directly by Protective or the trusts, as the case may be, to purchasers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Agents designated by Protective or the trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by Protective or the trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If the securities are sold by means of an underwritten offering, Protective and/or the trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities, Protective or the trusts will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

        Protective or the trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

        Agents, underwriters and dealers may be entitled under relevant agreements with Protective and/or the trusts to indemnification by Protective and/or the trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

        Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Protective may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the trusts may elect to list any series of preferred securities, on an exchange, but neither Protective nor the trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Protective or the trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with Protective, Protective and/or the trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, Protective or the trusts may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from Protective or the trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by Protective.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII will be passed upon for Protective and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, and the validity of any other securities offered hereby and of the preferred securities guarantee and the senior debt securities relating to any preferred securities of the trusts offered hereby will be passed upon for Protective and the trusts by Deborah J. Long, Senior Vice President and General Counsel for the Company. Ms. Long may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, as to all matters of Delaware law relating to any preferred securities.

EXPERTS

        The financial statements and financial statement schedules for the years ended December 31, 2003, incorporated in this prospectus by reference to Protective Life Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and the Current Report on Form 8-K dated December 20, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        With respect to the unaudited financial information of Protective and its subsidiaries for the nine-month periods ended September 30, 2004 and 2003, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 9, 2004, incorporated by reference in this prospectus, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the capital securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$200,000,000

Protective Life Corporation
7.25% Capital Securities
due 2066

Goldman, Sachs & Co.

Merrill Lynch & Co.

Wachovia Securities

Citigroup

Morgan Stanley

UBS Investment Bank

QuickLinks

FORWARD-LOOKING INFORMATION
ABOUT THIS PROSPECTUS SUPPLEMENT
SUMMARY
Protective
Recent Developments
The Offering
RISK FACTORS
USE OF PROCEEDS
ACQUISITION OF THE CHASE INSURANCE GROUP
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL DATA OF PROTECTIVE
Ratios of Earnings to Fixed Charges
SELECTED HISTORICAL FINANCIAL DATA OF THE CHASE INSURANCE GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
CAPITAL REPLACEMENT
DESCRIPTION OF THE CAPITAL SECURITIES
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
VALIDITY OF THE CAPITAL SECURITIES
EXPERTS
TABLE OF CONTENTS
FORWARD LOOKING INFORMATION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RISK FACTORS
PROTECTIVE LIFE CORPORATION
THE PLC CAPITAL TRUSTS
USE OF PROCEEDS
CONSOLIDATED EARNINGS RATIOS
DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE
DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE
DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE
DESCRIPTION OF COMMON STOCK OF PROTECTIVE
DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS